Exhibit 10.28

MEZZANINE LOAN AND SECURITY AGREEMENT

Dated as of August 18, 2003

between

GLOBAL MARSH MEMBER, LLC and GLOBAL MARSH LIMITED PARTNER, LLC,

as Mezzanine Borrower

and

GERMAN AMERICAN CAPITAL CORPORATION,

as Mezzanine Lender

i

SCHEDULES

SCHEDULE 1	ALLOCATED LOAN AMOUNTS (MEZZANINE)

EXHIBITS

EXHIBIT A	FORM OF COUNTERPARTY ACKNOWLEDGMENT
EXHIBIT B	FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT C	FORM OF INDEPENDENT MANAGER CERTIFICATE
EXHIBIT D	FORM OF PLEDGOR ACKNOWLEDGMENT
EXHIBIT E	SINGLE PURPOSE ENTITY PROVISIONS
EXHIBIT F	NON-CONSOLIDATION OPINION REQUIREMENTS
EXHIBIT G	ENFORCEABILITY OPINION REQUIREMENTS
EXHIBIT H	COUNTERPARTY OPINION REQUIREMENTS
EXHIBIT I	[INTENTIONALLY DELETED]
EXHIBIT J	MEZZANINE BORROWER ORGANIZATIONAL STRUCTURE
EXHIBIT K	LITIGATION SCHEDULE
EXHIBIT L	INTEREST RATE CAP AGREEMENT
EXHIBIT M	[INTENTIONALLY DELETED]
EXHIBIT N	FORM OF SHARE CERTIFICATE WITH SHARE POWER
EXHIBIT O	UCC ARTICLE 8 OPT IN PROVISIONS

MEZZANINE LOAN AND SECURITY AGREEMENT

THIS MEZZANINE LOAN AND SECURITY AGREEMENT, dated as of August 18, 2003 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this Agreement), is made between GLOBAL MARSH MEMBER, LLC and GLOBAL MARSH LIMITED PARTNER, LLC, each a Delaware limited liability company, each having an office at c/o GI Partners, 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025 (collectively, Mezzanine Borrower), and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, 10th Floor, New York, New York 10005 (together with its successors and assigns, Mezzanine Lender).

W I T N E S S E T H:

WHEREAS, Mezzanine Borrower desires to obtain the Loan (as hereinafter defined) from Mezzanine Lender;

WHEREAS, Mezzanine Lender is willing to make the Loan to Mezzanine Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (Mezzanine) (as hereinafter defined).

NOW, THEREFORE, in consideration of the making of the Loan by Mezzanine Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

Account Agreement (Mezzanine) shall mean the Account and Control Agreement (Mezzanine), dated the date hereof, among Mezzanine Lender, Mezzanine Borrower and Cash Management Bank (Mezzanine).

Account Agreement (Mortgage) shall mean the Account and Control Agreement, dated as of the date hereof, among Mortgage Lender, Mortgage Borrower and Cash Management Bank (Mortgage).

Account Collateral (Mezzanine) shall have the meaning set forth in Section 3.1.2.

Acknowledgment shall mean the Acknowledgment, dated on or about the date hereof, made by Counterparty or, as applicable, Approved Counterparty in the form of Exhibit A.

Additional Non-Consolidation Opinion shall have the meaning set forth in Section 4.1.19(b).

Affiliate shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner or managing member in, such specified Person. An Affiliate of a Person includes, without limitation, (a) any officer or director of such Person, and (b) any record or beneficial owner of more than 10% of any class of ownership interests of such Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

Agreement shall mean this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Allocated Loan Amount shall mean, with respect to each Individual Property, the amount specified with respect to such Individual Property on Schedule 1.

ALTA shall mean American Land Title Association, or any successor thereto.

Annual Budget shall have the meaning set forth in the Loan Agreement (Mortgage).

Approved Bank shall have the meaning set forth in the Account Agreement (Mezzanine).

Approved Counterparty shall have the meaning set forth in the Loan Agreement (Mortgage).

Assignment and Acceptance shall mean an assignment and acceptance entered into by Mezzanine Lender and an assignee, and accepted by Mezzanine Lender in accordance with Article X and in substantially the form of Exhibit B or such other form customarily used by Mezzanine Lender in connection with the participation or syndication of mortgage or mezzanine loans at the time of such assignment.

Assignment of Leases shall mean that certain Assignment of Leases, Rents and Security Deposits, dated the date hereof, from Mortgage Borrower, as assignor, to Mortgage Lender, as assignee.

Assignment of Management Agreement (Mezzanine) shall mean, collectively, that certain: (a) Manager’s Consent and Subordination of Management Agreement (Mezzanine), dated as of the date hereof, among Mezzanine Lender, Mezzanine Borrower and CBRE, with respect to the Individual Properties located in the State of California, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time; and (b) Manager’s Consent and Subordination of Management Agreement (Mezzanine), dated as of the date hereof, among Mezzanine Lender, Mezzanine Borrower and Trammell Crow, with respect to the Individual Property located in the State of Texas, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Assignment of Management Agreement (Mortgage) shall mean, collectively, that certain: (a) Manager’s Consent and Subordination of Management Agreement, dated as of the date hereof, among Mortgage Lender, Mortgage Borrower and CBRE, with respect to the Individual Properties located in the State of California, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time; and (b) Manager’s Consent and Subordination of Management Agreement, dated as of the date hereof, among Mortgage Lender, Mortgage Borrower and Trammell Crow, with respect to the Individual Property located in the State of Texas, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Bankruptcy Code shall mean Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.

Broker shall mean L.J. Melody & Company.

Business Day shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, California or in the state in which Servicer is located are not open for business. When used with respect to an Interest Determination Date, Business Day shall mean any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

CalPERS shall mean the California Public Employees Retirement System.

Capital Expenditures shall mean any amount incurred in respect of capital items which in accordance with GAAP would not be included in Mortgage Borrower’s annual financial statements for an applicable period as an operating expense of the Property and is not reasonably expected by Mortgage Borrower to be a regularly recurring operating expense of the Property.

Cash Management Bank (Mezzanine) shall mean Bank One, N.A. or any successor Approved Bank acting as Cash Management Bank (Mezzanine) under the Account Agreement (Mezzanine) or other financial institution approved by the Mezzanine Lender.

Cash Management Bank (Mortgage) shall have the meaning set forth in the Loan Agreement (Mortgage).

CBRE shall mean CB Richard Ellis, Inc., a Delaware corporation.

Certificate shall have the meaning set forth in the Pledge.

Closing Date shall mean the date of this Agreement set forth in the first paragraph hereof.

Code shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collateral shall mean, collectively (a) all of the Pledged Collateral and all proceeds thereof, (b) all Receipts, (c) any stock certificates or other certificates, membership interest certificates or instruments evidencing any of the foregoing property described in clauses (a) and (b) above, (d) the Rate Cap Collateral, (e) the Account Collateral (Mezzanine), and (f) all other rights appurtenant to the property described in clauses (a) through (e) above.

Collateral Accounts shall have the meaning set forth in the Loan Agreement (Mortgage).

Collateral Accounts (Mezzanine) shall have the meaning set forth in Section 3.1.1.

Collection Account shall have the meaning set forth in the Loan Agreement (Mortgage).

Control shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and (b) the ownership, direct or indirect, of no less than 51% of the voting securities of such Person, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

Counterparty shall mean, with respect to the Interest Rate Cap Agreement, SMBC Derivative Products Limited, and with respect to any Replacement Interest Rate Cap Agreement, any substitute Approved Counterparty.

Counterparty Opinion shall have the meaning set forth in Section 8.3(g).

Debt shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services, (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases, (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA, (d) obligations issued for, or liabilities incurred on the account of, such Person, (e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities, (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss, (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person, or (h) obligations of such Person under any interest rate or currency exchange agreement.

Debt Service (Mezzanine) shall mean, with respect to any particular period of time, scheduled interest payments under the Mezzanine Note.

Default shall mean the occurrence of any event hereunder or under any other Loan Document (Mezzanine) which, but for the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate shall have the meaning set forth in the Mezzanine Note.

Distributions shall have the meaning set forth in the Pledge.

Eligible Account has the meaning set forth in the Account Agreement (Mezzanine).

Enforcement Costs shall have the meaning set forth in Section 12.4.

Environmental Certificate shall have the meaning set forth in Section 9.2.

Environmental Claim shall have the meaning set forth in the Loan Agreement (Mortgage).

Environmental Event shall have the meaning set forth in Section 9.2.

Environmental Indemnity (Mezzanine) shall mean the Environmental Indemnity (Mezzanine), dated the date hereof, made by Guarantor in favor of Mezzanine Lender.

Environmental Laws shall have the meaning provided in the Environmental Indemnity (Mezzanine).

Environmental Reports shall have the meaning set forth in Section 9.1.

ERISA shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

Event of Default shall have the meaning set forth in Section 12.1(a).

Excess Cash Flow shall have the meaning set forth in the Loan Agreement (Mortgage).

Excess Proceeds shall have the meaning set forth in Section 2.3.1(b).

Exculpated Parties shall have the meaning set forth in Section 13.1.1.

Excusable Delay shall mean a delay solely due to acts of god, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Mezzanine Borrower or Mortgage Borrower, but Mezzanine Borrower’s or Mortgage

Borrower’s lack of funds in and of itself shall not be deemed a cause beyond the control of Mezzanine Borrower or Mortgage Borrower, as applicable.

Fiscal Year shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan or the portion of any such 12-month period falling within the term of the Loan in the event that such a 12-month period occurs partially before or after, or partially during, the term of the Loan.

Fitch shall mean Fitch Rating, Inc.

GAAP shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination.

General Partner shall mean Global Marsh General Partner, LLC, a Delaware limited liability company.

Governmental Authority shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

Guarantor shall mean Global Innovation Partners, LLC, a Delaware limited liability company.

Hazardous Materials shall have the meaning provided in the Environmental Indemnity (Mezzanine).

Holding Account shall mean the “Holding Account” and various sub-accounts to the Holding Account established pursuant to the Loan Agreement (Mortgage) as in effect on the date hereof.

Impositions shall have the meaning set forth in the Loan Agreement (Mortgage).

Improvements shall have the meaning set forth in the Loan Agreement (Mortgage).

Increased Costs shall have the meaning set forth in Section 2.4.1.

Indebtedness shall mean, at any given time, the Principal Amount, together with all accrued and unpaid interest thereon and all other obligations and liabilities due to Mezzanine Lender pursuant hereto, under the Mezzanine Note or in accordance with the other Loan Documents (Mezzanine) and all other amounts, sums and expenses paid by (and not previously reimbursed) or payable to Mezzanine Lender hereunder or pursuant to the Mezzanine Note or the other Loan Documents (Mezzanine).

Indemnified Parties shall have the meaning set forth in Section 14.12(b).

Independent shall mean, when used with respect to any Person, a Person who: (a) does not have any direct financial interest or any material indirect financial interest in Mezzanine Borrower or Mortgage Borrower or in any of their Affiliates, (b) is not connected with Mezzanine Borrower or Mortgage Borrower or any of their Affiliates that owns a direct or indirect ownership interest in Mezzanine Borrower or Mortgage Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or Person performing similar functions, and (c) is not a member of the immediate family of a Person defined in (a) or (b) above.

Independent Architect shall mean an architect, engineer or construction consultant selected by Mezzanine Borrower or Mortgage Borrower, as applicable, which is Independent, licensed to practice in the State (if required by applicable law), has at least five (5) years of architectural experience and is reasonably acceptable to Mezzanine Lender.

Independent Director, Independent Manager or Independent Member shall mean a Person who is not and will not be while serving and has never been (a) a member (other than an Independent Member), manager (other than an Independent Manager), director (other than an Independent Director), employee, attorney or counsel of Mezzanine Borrower, Mortgage Borrower or their Affiliates, (b) a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with Mezzanine Borrower, Mortgage Borrower or their Affiliates, (c) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (d) a member of the immediate family of any member, manager, employee, attorney, customer, supplier or other Person referred to above, or (e) a person Controlling or under the common Control of anyone listed in (a) through (d) above. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director, Independent Manager or Independent Member if such individual is at the time of initial appointment, or at any time while serving as such, is an Independent Director, Independent Manager or Independent Member, as applicable, of a Single Purpose Entity affiliated with Mezzanine Borrower.

Individual Property shall have the meaning set forth in the Security Instrument.

Instruction Letter shall mean an irrevocable instruction letter from Mezzanine Borrower and Mortgage Borrower to Mortgage Lender and Mezzanine Lender with respect to transfers of excess cash flow under the Mortgage Loan to the Mezzanine Account.

Insurance Requirements shall have the meaning set forth in the Loan Agreement (Mortgage).

Intercreditor Agreement shall mean an intercreditor, recognition and standstill agreement between Mezzanine Lender and Mortgage Lender.

Interest Determination Date shall have the meaning set forth in the Mezzanine Note.

Interest Period shall have the meaning set forth in the Mezzanine Note.

Interest Rate Cap Agreement shall mean the Confirmation and Agreement (together with the confirmation and schedules relating thereto), dated on or about the date hereof, between Counterparty and Mezzanine Borrower, obtained by Mezzanine Borrower and collaterally assigned to Mezzanine Lender pursuant to this Agreement. After delivery of a Replacement Interest Rate Cap Agreement to Mezzanine Lender, the term Interest Rate Cap Agreement shall be deemed to mean such Replacement Interest Rate Cap Agreement.

Land shall have the meaning set forth in the Security Instrument.

Late Payment Charge shall have the meaning set forth in Section 2.2.3.

Lease shall have the meaning set forth in the Loan Agreement (Mortgage).

Legal Requirements shall have the meaning set forth in the Loan Agreement (Mortgage).

LIBOR shall have the meaning set forth in the Mezzanine Note.

LIBOR Margin shall have the meaning set forth in the Mezzanine Note.

LIBOR Rate shall have the meaning set forth in the Mezzanine Note.

Lien shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest or any other encumbrance or charge on or affecting Mortgage Borrower, Mezzanine Borrower, the Collateral, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement and the filing of mechanic’s, materialmen’s and other similar liens and encumbrances.

Liquidated Damages Amount shall have the meaning set forth in the Mezzanine Note.

Loan shall mean the loan in the amount of $22,000,000.00 made by Mezzanine Lender to Mezzanine Borrower pursuant to this Agreement.

Loan (Mortgage) or Mortgage Loan shall mean the loan in the amount of $43,000,000.00 made by Mortgage Lender to Mortgage Borrower pursuant to the Loan Agreement (Mortgage).

Loan Agreement (Mortgage) shall mean the Loan and Security Agreement, dated as of the date hereof, between Mortgage Borrower, as borrower, and Mortgage Lender, as lender.

Loan Documents (Mezzanine) shall mean, collectively, this Agreement, the Mezzanine Note, the Account Agreement (Mezzanine), the Recourse Guaranty (Mezzanine), the Environmental Indemnity (Mezzanine) and the Pledge, and any and all other agreements, instruments or documents executed by Mezzanine Borrower (or another Person) evidencing, securing or delivered in connection with the Loan, including, without limitation, any written certifications or representations delivered by or on behalf of Mezzanine Borrower or any Affiliate of Mezzanine Borrower.

Loan Documents (Mortgage) shall mean, collectively, the Loan Agreement (Mortgage), the Mortgage Note, the Security Instrument, the Assignment of Leases, the Environmental Indemnity (Mortgage), the Assignment of Management Agreement (Mortgage), the Account Agreement (Mortgage), the Recourse Guaranty (Mortgage) and all other documents executed and/or delivered by Mortgage Borrower in connection with the Loan (Mortgage), including any written certifications or representations delivered by or on behalf of Mortgage Borrower or any Affiliate of Mortgage Borrower.

Lockout Period shall have the meaning set forth in the Mezzanine Note. Management Agreement shall have the meaning set forth in the Loan Agreement (Mortgage).

Manager shall mean, collectively, CBRE, with respect to the Individual Properties located in the State of California, and Trammell Crow, d/b/a Trammell Crow Dallas/Fort Worth, with respect to the Individual Property located in the State of Texas.

Material Adverse Effect shall mean any event or condition that has a material adverse effect on (a) the Property taken as a whole, (b) the use, operation or value of the Property, (c) the business, profits, operations or financial condition of Mortgage Borrower or Mezzanine Borrower, (d) the ability of Mezzanine Borrower to repay the principal of and interest on the Loan as it becomes due or to satisfy any of Mezzanine Borrower’s obligations under the Loan Documents (Mezzanine), or (e) the ability of Mortgage Borrower to repay the principal of and interest on the Loan (Mortgage) as it becomes due or to satisfy any of Mortgage Borrower’s obligations under the Loan Documents (Mortgage).

Maturity Date shall have the meaning set forth in the Mezzanine Note.

Maturity Date Payment shall have the meaning set forth in the Mezzanine Note.

Maximum Legal Rate shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Mezzanine Note and as provided for herein or the other Loan Documents (Mezzanine) under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

Mezzanine Account shall have the meaning set forth in Section 3.1.1.

Mezzanine Borrower shall have the meaning set forth in the first paragraph of this Agreement.

Mezzanine Borrower Account shall mean account number 641624945 in the name of Mezzanine Borrower at Bank One, N.A., ABA # 111000614.

Mezzanine Debt Service Reserve Account shall have the meaning set forth in Section 3.1.1.

Mezzanine Lender shall have the meaning set forth in the first paragraph of this Agreement.

Mezzanine Lender’s Expenses shall mean all reasonable expenses incurred in connection with the origination of the Loan, including, without limitation, preparation of the Loan Documents (Mezzanine), recording fees, underwriting costs, search fees and other fees and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements and other third party expenses) of Mezzanine Lender.

Mezzanine Note shall mean that certain Mezzanine Note, dated as of the date hereof in the principal amount of Twenty-Two Million Dollars ($22,000,000), made by Mezzanine Borrower in favor of Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Monetary Default shall mean a Default that can be cured with the payment of money.

Mood’s shall mean Moody’s Investors Service, Inc.

Mortgage Borrower shall mean Global Marsh Property Owner, L.P., a Texas limited partnership, together with its successors and permitted assigns.

Mortgage Default shall have the meaning ascribed to “Default” in the Loan Agreement (Mortgage).

Mortgage Event of Default shall have the meaning ascribed to “Event of Default” in the Loan Agreement (Mortgage).

Mortgage Note shall have the meaning ascribed to “Note” in the Loan Agreement (Mortgage).

Net Excess Cash Flow shall have the meaning set forth in Section 3.1.6(a).

Net Excess Cash Flow Commencement Date shall have the meaning set forth in Section 3.1.6(a).

Net Operating Income shall mean the amount obtained by subtracting Operating Expenses from Operating Income.

New Equity Owner shall have the meaning provided in Section 7.3(d).

Non-Consolidation Opinion shall have the meaning provided in Section 2.5.13(a).

Notes shall mean, collectively, the Mortgage Note and the Mezzanine Note.

Obligations shall mean, collectively, the Obligations (Mezzanine) and the Obligations (Mortgage).

Obligations (Mezzanine) shall mean all indebtedness, obligations and liabilities of Mezzanine Borrower and Guarantor to Mezzanine Lender under this Agreement or any of the other Loan Documents (Mezzanine) or in respect of the Loan or the Mezzanine Note, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured or arising by contract, operation of law or otherwise.

Obligations (Mortgage) shall have the meaning ascribed to “Obligations” in the Loan Agreement (Mortgage).

Officer’s Certificate shall mean a certificate executed by an authorized signatory of Mezzanine Borrower that is familiar with the financial condition of Mezzanine Borrower, the Mortgage Borrower and the operation of the Property. Any such certificate shall be delivered by such signatory in his or her capacity as such signatory on behalf of Mezzanine Borrower and without personal liability to the individual signing the certificate.

Operating Expenses shall have the meaning set forth in the Loan Agreement (Mortgage).

Operating Income shall have the meaning set forth in the Loan Agreement (Mortgage).

Opinion of Counsel shall mean an opinion of counsel of a law firm selected by Mezzanine Borrower and reasonably acceptable to Mezzanine Lender.

Other Charges shall mean maintenance charges, impositions other than Impositions and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority, other than those required to be paid by a tenant pursuant to its respective Lease or another third party.

Other Taxes shall have the meaning set forth in Section 2.4.3.

Payment Date shall have the meaning set forth in the Mezzanine Note.

Permitted Debt shall have the meaning set forth in the Loan Agreement (Mortgage).

Permitted Debt (Mezzanine) shall mean the Mezzanine Note and other obligations and liabilities specifically provided for in any Loan Document (Mezzanine) and secured by this Agreement, the Pledge and the other Loan Documents (Mezzanine).

Permitted Encumbrances shall mean, collectively (a) the Liens and security interests created or permitted by the Loan Documents (Mortgage) and the Loan Documents (Mezzanine), (b) all Liens, encumbrances and other matters disclosed in the Title Policy

(Mortgage), and (c) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent.

Permitted Mortgage Loan Amendments shall have the meaning set forth in Section 5.1.19(b).

Permitted Transfer shall have the meaning set forth in Section 7.3(a).

Person shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Physical Conditions Report shall mean the structural engineering report with respect to the Property (a) prepared by an Independent Architect, (b) addressed to Mezzanine Lender, (c) prepared based on a scope of work determined by Mortgage Lender in Mortgage Lender’s reasonable discretion, and (d) in form and content acceptable to Mortgage Lender in Mortgage Lender’s reasonable discretion, together with any amendments or supplements thereto.

Plan shall have the meaning set forth in Section 4.1.8(a).

Plan Assets shall have the meaning set forth in Section 5.1.20.

Pledge shall mean that certain Pledge and Security Agreement, dated as of the date hereof, from Mezzanine Borrower to Mezzanine Lender pledging Mezzanine Borrower’s 100% direct and indirect ownership interests of Mortgage Borrower.

Pledged Collateral shall have the meaning set forth in the Pledge.

Principal Amount shall have the meaning set forth in the Mezzanine Note.

Principal Amount (Mortgage) shall have the meaning ascribed to “Principal Amount” in the Mortgage Note.

Proceeds shall have the meaning set forth in the Loan Agreement (Mortgage).

Prohibited Mortgage Loan Amendment shall have the meaning specified in Section 5.1.19(b).

Property shall have the meaning set forth in the Loan Agreement (Mortgage).

Protective Advances shall mean sums advanced by Mezzanine Lender for the purposes of payment of items reasonably necessary to protect the Collateral.

Qualified Manager shall mean (a) a reputable and experienced management organization which together with its Affiliates manages multiple properties similar to the Property having an aggregate minimum of 5,000,000 net rentable square feet of office and research and development space, provided that Mezzanine Borrower shall have obtained the prior written consent of Mezzanine Lender for such Person, which consent shall not be unreasonably withheld or delayed, or (b) any other manager as Mezzanine Lender shall approve in its sole and absolute discretion.

Rate Cap Collateral shall have the meaning set forth in Section 8.2.

Rating Agencies shall have the meaning set forth in the Loan Agreement (Mortgage).

Rating Agency Confirmation shall have the meaning set forth in the Loan Agreement (Mortgage).

REAs shall have the meaning set forth in the Loan Agreement (Mortgage).

Receipts shall mean, with respect to any Person: (a) the payment of any cash, cash flow, dividend or distribution on or in respect of any member’s or partner’s interest, shares of any class of capital stock or other beneficial ownership interest of such Person; (b) the purchase, redemption, exchange or other retirement of any member’s or partner’s interest, shares of any class of capital stock or other beneficial ownership interest of such Person, directly or indirectly; (c) the return of capital by such Person to its members, shareholders or partners as such; or (d) any other distribution of any nature whatsoever on or in respect of any member’s or partner’s interest, shares of any class of capital stock or other beneficial ownership interest of such Person.

Recourse Guaranty (Mortgage) shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, by Guarantor in favor of Mortgage Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

Recourse Guaranty (Mezzanine) shall mean that certain Guaranty of Recourse Obligations (Mezzanine), dated as of the date hereof, by Guarantor in favor of Mezzanine Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

Register shall have the meaning set forth in Section 10.4.

Regulatory Change shall mean any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to Mezzanine Lender, any Person Controlling Mezzanine Lender or to a class of banks or companies Controlling banks of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof.

Release Payment shall have the meaning set forth in Section 7.3(a).

Rents shall have the meaning set forth in the Loan Agreement (Mortgage).

Replacement Interest Rate Cap Agreement shall mean an interest rate cap agreement from an Approved Counterparty with terms that are the same in all material respects as the terms of the Interest Rate Cap Agreement except that the same shall be effective as of (a) in connection with a replacement following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of Counterparty below “AA” by S&P, “Aa2” by Moody’s or “AA” by Fitch (if rated by Fitch), the date required in Section 8.3(c), or (b) in connection with a replacement related to an extension of the Maturity Date, the date required in Section 5(a)(ii) of the Mezzanine Note; provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a Replacement Interest Rate Cap Agreement shall be such interest rate cap agreement approved in writing by Mezzanine Lender, and if the Loan or any portion thereof is included in a Securitization, each of the Rating Agencies with respect thereto.

S&P shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Securitization shall have the meaning set forth in the Loan Agreement (Mortgage).

Security Instrument shall have the meaning set forth in the Loan Agreement (Mortgage).

Servicer shall mean such Person designated in writing with an address for such Person by Mezzanine Lender, in its sole discretion, to act as Mezzanine Lender’s agent hereunder with such powers as are specifically delegated to Servicer by Mezzanine Lender, whether pursuant to the terms of this Agreement, the Account Agreement (Mezzanine) or otherwise, together with such other powers as are reasonably incidental thereto.

Share Power shall mean the share power executed by Mezzanine Borrower and substantially in the form of Exhibit N.

Single Purpose Entity shall mean a Person, other than an individual, which (a) is formed or organized solely for the purpose of owning, holding, developing, using, operating and financing, directly or indirectly, an ownership interest in the Property, (b) does not engage in any business unrelated to the Property and the ownership, development, use, operation and financing thereof, (c) has not and will not have any assets other than those related to its interest in the Property or the operation, management and financing thereof or any indebtedness other than the Permitted Debt, (d) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (e) holds itself out as being a Person, separate and apart from any other Person, (f) does not and will not commingle its funds or assets with those of any other Person, (g) conducts its own business in its own name, (h) maintains separate financial statements, (i) pays its own liabilities out of its own funds, (j) observes all partnership, corporate or limited liability company formalities, as applicable, (k) pays the salaries of its own employees, if any, and maintains a sufficient number of employees, if any, in light of its contemplated business operations, (l) does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (m) does not acquire obligations or securities of its partners, members or shareholders, except, as to General

Partner, its interest in Mortgage Borrower, (n) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any, (o) uses separate stationary, invoices and checks, (p) maintains an arms-length relationship with its Affiliates, (q) does not and will not pledge its assets for the benefit of any other Person (other than pursuant to the Loan Documents (Mezzanine)) or make any loans or advances to any other Person, (r) does and will continue to use commercially reasonable efforts to correct any known misunderstanding regarding its separate identity, (s) maintains adequate capital in light of its contemplated business operations, (t) has and will continue to have a partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document which has been approved by Mezzanine Lender (Mezzanine Lender having approved such as of the date hereof), and (u) has not and will not engage in, seek or consent to the dissolution, winding up, liquidation, consolidation or merger and, except as otherwise permitted in this Agreement, has not and will not engage in, seek or consent to any asset sale, transfer or partnership, membership or shareholder interests, or amendments of its partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document. In addition, if such Person is a partnership, (i) all general partners of such Person shall be Single Purpose Entities, and (ii) if such Person has more than one general partner, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then, at all times: (1) such Person shall have at least two Independent Directors, and (2) the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. In addition, if such Person is a limited liability company, (A) such Person shall have at least two Independent Managers or Independent Members, (B) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (C) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote, (D) each managing member shall be a Single Purpose Entity, and (E) its articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that until all of the Indebtedness and Obligations (Mezzanine) are paid in full such entity will not dissolve. In addition, the organizational documents of such Person shall provide that such Person (1) without the unanimous consent of all of the partners, directors or members, as applicable, shall not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such Person or all or any portion of such Person’s properties, or (b) take any action that might cause such Person to become insolvent, petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (2) has and will maintain its books, records, resolutions and agreements as official records, (3) has held and will hold its assets in its own name, (4) has and will maintain its financial statements, accounting records and other organizational documents, books and records separate and apart from any other Person, (5) has not and will not identify its partners, members or shareholders, or any affiliates of any of them, as a division or part of it, (6)

has and will maintain an arms-length relationship with its Affiliates, and (7) has not and will not enter into or be a party to any transaction with its partners, members, shareholders or its Affiliates except in the ordinary course of business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with a third party.

SPE Entity shall mean Mezzanine Borrower, Mortgage Borrower, General Partner and any other Person which is required by this Agreement to be, as long as the Loan is outstanding, a Single Purpose Entity.

Special Taxes shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, including those arising after the date hereof as result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of Mezzanine Lender, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by Mezzanine Lender’s net income by the United States of America or any other Governmental Authority.

State shall mean the state in which the Property or any part thereof is located.

Strike Price shall mean 7.50% per annum.

Sub-Account shall have the meaning set forth in Section 3.1.1.

Survey shall have the meaning set forth in the Loan Agreement (Mortgage).

Taking shall have the meaning set forth in the Loan Agreement (Mortgage).

Tenant shall have the meaning set forth in the Loan Agreement (Mortgage).

Title Company shall have the meaning set forth in the Loan Agreement (Mortgage).

Title Policy (Mortgage) shall have the meaning ascribed to “Title Policy” in the Loan Agreement (Mortgage).

Trammell Crow shall mean Trammell Crow Dallas/Fort Worth, Ltd., a Texas limited partnership.

Transfer shall mean to, directly or indirectly, sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.

UCC or Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in the State.

U.S. Government Obligations shall have the meaning set forth in the Loan Agreement (Mortgage).

Section 1.2 Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document (Mezzanine) or in any certificate or other document made or delivered pursuant thereto. All uses of the word “including” shall mean including, without limitation unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

II.	GENERAL TERMS

Section 2.1 Loan; Disbursement to Mezzanine Borrower.

2.1.1 The Loan.

Subject to and upon the terms and conditions set forth herein, Mezzanine Lender hereby agrees to make and Mezzanine Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Disbursement to Mezzanine Borrower.

Mezzanine Borrower may request and receive only one borrowing hereunder in respect of the Loan, and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Mezzanine Borrower acknowledges and agrees that the full proceeds of the Loan have been disbursed by Mezzanine Lender to Mezzanine Borrower on the Closing Date.

2.1.3 Mezzanine Note, Pledge and Loan Documents (Mezzanine).

The Loan shall be evidenced by the Mezzanine Note and secured by the Pledge, this Agreement, the Share Power and the other Loan Documents (Mezzanine).

2.1.4 Use of Proceeds.

Mezzanine Borrower shall use the proceeds of the Loan as an equity contribution to Mortgage Borrower to be used by Mortgage Borrower as permitted pursuant to Section 2.1.4 of the Loan Agreement (Mortgage).

Section 2.2 Interest; Loan Payments; Late Payment Charge.

2.2.1 Payment of Principal and Interest.

(a) Except as set forth in Section 2.2.1(b), interest shall accrue on the Principal Amount as set forth in the Mezzanine Note.

(b) Upon the occurrence and during the continuance of an Event of Default and from and after the Maturity Date, if the entire Principal Amount is not repaid on the Maturity Date, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Indebtedness (or that portion thereof that is then due). This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Mezzanine Lender by reason of the occurrence of any Event of Default; and Mezzanine Lender retains its rights under the Mezzanine Note, upon the occurrence and during the continuance of an Event of Default, to accelerate the Indebtedness and, following acceleration, to continue to demand payment of the Indebtedness.

2.2.2 Method and Place of Payment.

(a) On each Payment Date, Mezzanine Borrower shall pay to Mezzanine Lender interest accruing pursuant to the Mezzanine Note for the entire Interest Period during which said Payment Date shall occur.

(b) All amounts advanced by Mezzanine Lender pursuant to the applicable provisions of the Loan Documents (Mezzanine), other than the Principal Amount, together with any interest at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Loan Documents (Mezzanine). In the event any such advance or charge is not so repaid by Mezzanine Borrower, Mezzanine Lender may, at its option, first apply any payments received under the Mezzanine Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents (Mezzanine), and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

(c) The Maturity Date Payment shall be due and payable in full on the Maturity Date.

2.2.3 Late Payment Charge.

If any principal, interest or any other sums due under the Loan Documents (Mezzanine) (other than the outstanding Principal Amount due and payable on the Maturity Date) is not paid by Mezzanine Borrower on or prior to, the date on which it is due, Mezzanine Borrower shall pay to Mezzanine Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate (the Late Payment Charge) in order to defray the expense incurred by Mezzanine Lender in handling and processing such delinquent payment and to compensate Mezzanine Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Pledge and the other Loan Documents (Mezzanine) to the extent permitted by applicable law.

2.2.4 Usury Savings.

This Agreement and the Mezzanine Note are subject to the express condition that at no time shall Mezzanine Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Mezzanine Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents (Mezzanine), Mezzanine Borrower is at any time required or obligated to pay interest on the principal balance due under the Mezzanine Note at a rate in excess of the Maximum Legal Rate, then the LIBOR Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due under the Mezzanine Note. All sums paid or agreed to be paid to Mezzanine Lender for the use, forbearance or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Prepayments.

No prepayments of the Indebtedness shall be permitted except as set forth in Section 2.3.1 hereof and Section 4 of the Mezzanine Note.

2.3.1 Mandatory Prepayment.

(a) Except as expressly permitted pursuant to Section 2.3.1(b) and Section 7.3(a) and subject to Article VII, Mezzanine Borrower shall repay the Mezzanine Note, in full, together with the Liquidated Damages Amount, if applicable, in accordance with Section 4(d) of the Mezzanine Note, upon the occurrence of any of the following events:

(i) if all or any portion of the Property is Transferred;

(ii) if all or any portion of Mezzanine Borrower’s interest in Mortgage Borrower is Transferred;

(iii) if a Transfer or series of Transfers of any direct or indirect ownership interests in Mezzanine Borrower or any other SPE Entity shall occur which either individually or in the aggregate with all such Transfers violates the requirements of Article VII; or

(iv) if the Loan (Mortgage) is repaid or refinanced.

(b) If there shall occur a casualty or Taking in respect of the Property and as a result thereof the Loan (Mortgage) is prepaid in whole or in part, then, to the extent that there shall be excess proceeds or awards available following the application of the proceeds or awards to reconstruct or repair the Property or to pay all or any portion of the Loan (Mortgage) pursuant to the terms of the Loan Documents (Mortgage) (Excess Proceeds), Mezzanine Borrower shall repay the Mezzanine Note, or a portion thereof, in the amount of such available Excess Proceeds in accordance with Section 4(b)(ii) of the Mezzanine Note but without any obligation to pay the Liquidated Damages Amount. All Excess Proceeds shall be deposited directly into the Mezzanine Account.

2.3.2 Prepayments After Event of Default.

If, following an Event of Default, Mezzanine Lender shall accelerate the Indebtedness and Mezzanine Borrower thereafter tenders payment of all or any part of the Indebtedness, or if all or any portion of the Indebtedness is otherwise recovered by Mezzanine Lender after such Event of Default, (a) such payment shall be made together with all unpaid interest thereon as calculated through the end of the Interest Period during which such Payment Date occurs (even if such period extends beyond such Payment Date and calculated as if such payment had not been made on such Payment Date), and all other fees and sums payable hereunder or under the Loan Documents (Mezzanine), including without limitation, interest that has accrued at the Default Rate and any Late Payment Charges), (b) such payment shall be deemed a voluntary prepayment by Mezzanine Borrower, and (c) Mezzanine Borrower shall pay, in addition to the Indebtedness, an amount equal to the Liquidation Damages Amount in the event the payment occurs during the Lockout Period.

2.3.3 Release of Collateral.

Mezzanine Lender shall, upon the written request and at the expense of Mezzanine Borrower, upon payment in full of the Principal Amount and interest on the Loan and all other amounts due and payable under the Loan Documents (Mezzanine) in accordance with the terms and provisions of the Mezzanine Note and this Agreement, release the Lien of (a) this Agreement upon the Account Collateral (Mezzanine) and the Rate Cap Collateral, and (b) the Pledge and any UCC financing statements on the Collateral or assign it, in whole or in part, to a new lender. In such event, Mezzanine Borrower shall submit to Mezzanine Lender, not less than ten (10) Business Days prior to the date of such release or assignment, a release of lien or assignment of lien, as applicable, for such Collateral for execution by Mezzanine Lender. Such release or assignment, as applicable, shall be in a form satisfactory to Mezzanine Lender in its reasonable discretion. In addition, Mezzanine Borrower shall provide all other documentation Mezzanine Lender reasonably requires to be delivered by Mezzanine Borrower in connection with such release or assignment, as applicable.

Section 2.4 Regulatory Change; Taxes.

2.4.1 Increased Costs.

If, as a result of any Regulatory Change or compliance of Mezzanine Lender therewith, the basis of taxation of payments to Mezzanine Lender or any company Controlling Mezzanine Lender of the principal of or interest on the Loan is changed, or Mezzanine Lender or the company Controlling Mezzanine Lender shall be subject to (a) any tax, duty, charge or withholding of any kind with respect to this Agreement (excluding taxation of the overall net income of Mezzanine Lender or the company Controlling Mezzanine Lender), (b) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Mezzanine Lender or any company Controlling Mezzanine Lender is imposed, modified or deemed applicable, or (c) any other condition affecting loans to borrowers subject to LIBOR-based interest rates is imposed on Mezzanine Lender or any company Controlling Mezzanine Lender and Mezzanine Lender determines that, by reason thereof, the cost to Mezzanine Lender or any company Controlling Mezzanine Lender of making, maintaining or extending the Loan to Mezzanine Borrower is increased, or any amount receivable by Mezzanine Lender or any company Controlling Mezzanine Lender hereunder in respect of any portion of the Loan to Mezzanine Borrower is reduced, in each case by an amount deemed by Mezzanine Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called Increased Costs), then Mezzanine Lender shall provide notice thereof to Mezzanine Borrower, and Mezzanine Borrower agrees that it will either (i) pay to Mezzanine Lender upon Mezzanine Lender’s written request such additional amount or amounts as will compensate Mezzanine Lender or any company Controlling Mezzanine Lender for such Increased Costs to the extent such Increased Costs are allocable to the Loan, or (ii) prepay the Loan, without regard to the Lockout Period but subject to the payment of the Liquidated Damages Amount, if applicable. If Mezzanine Lender requests compensation under this Section 2.4.1, Mezzanine Borrower may, by notice to Mezzanine Lender, require that Mezzanine Lender furnish to Mezzanine Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.

2.4.2 Special Taxes.

Mezzanine Borrower shall make all payments hereunder free and clear of and without deduction for Special Taxes. If Mezzanine Borrower shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder or under any other Loan Document (Mezzanine) to Mezzanine Lender, (a) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4.2) Mezzanine Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) Mezzanine Borrower shall make such deductions, and (c) Mezzanine Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Notwithstanding any provision hereof to the contrary, in the event that Special Taxes are imposed, Mezzanine

Borrower may prepay the Loan, without regard to the Lockout Period but subject to the payment of the Liquidated Damages Amount, if applicable.

2.4.3 Other Taxes.

In addition, Mezzanine Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents (Mezzanine) or the Loan (hereinafter referred to as Other Taxes).

2.4.4 Indemnity.

Mezzanine Borrower shall indemnify Mezzanine Lender for the full amount of Special Taxes and Other Taxes (including any Special Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.4.4) paid by Mezzanine Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Special Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date Mezzanine Lender makes written demand therefor.

2.4.5 Change of Office.

To the extent that changing the jurisdiction of Mezzanine Lender’s applicable office would have the effect of minimizing Special Taxes, Other Taxes or Increased Costs, Mezzanine Lender shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to Mezzanine Lender.

2.4.6 Survival.

Without prejudice to the survival of any other agreement of Mezzanine Borrower hereunder, the agreements and obligations of Mezzanine Borrower contained in this Section 2.4 shall survive the payment in full of principal and interest hereunder and the termination of this Agreement.

Section 2.5 Conditions Precedent to Closing.

The obligation of Mezzanine Lender to make the Loan hereunder is subject to the fulfillment by, or on behalf of, Mezzanine Borrower or waiver by Mezzanine Lender of the following conditions precedent no later than the Closing Date; provided, however, that unless a condition precedent shall expressly survive the Closing Date pursuant to a separate agreement, by funding the Loan, Mezzanine Lender shall be deemed to have waived any such conditions not theretofore fulfilled or satisfied.

2.5.1 Representations and Warranties; Compliance with Conditions.

(a) The representations and warranties of Mezzanine Borrower contained in this Agreement and the other Loan Documents (Mezzanine) shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, no Default or Event of Default shall have occurred and be continuing and Mezzanine Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document (Mezzanine) on its part to be observed or performed; and

(b) The representations and warranties of Mortgage Borrower contained in the Loan Agreement (Mortgage) and the other Loan Documents (Mortgage) shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, no Mortgage Default or Mortgage Event of Default shall have occurred and be continuing and Mortgage Borrower and Guarantor shall be in compliance in all material respects with all terms and conditions set forth in the Loan Agreement (Mortgage) and in each other Loan Document (Mortgage) on its part to be observed or performed.

2.5.2 Delivery of Loan Documents (Mezzanine); Title Policy; Reports; Leases.

(a) Loan Documents (Mezzanine). Mezzanine Lender shall have received an original copy of this Agreement, the Mezzanine Note and all of the other Loan Documents (Mezzanine), in each case, duly executed (and, to the extent required, acknowledged) and delivered on behalf of Mezzanine Borrower and any other parties thereto.

(b) Certificates. Mezzanine Lender shall have received originals of the Certificates together with a Share Power endorsed in blank.

(c) UCC Financing Statements. The UCC financing statements relating to the Pledge and this Agreement shall have been delivered to Mezzanine Lender for filing in the applicable jurisdictions.

(d) Interest Rate Cap Agreement. Mezzanine Lender shall have received the original Interest Rate Cap Agreement which shall be in form and substance satisfactory to Mezzanine Lender and a counterpart of the Acknowledgment executed and delivered by Counterparty.

(e) Account Agreement (Mezzanine). Mezzanine Lender shall have received the original of (a) the Account Agreement (Mezzanine), executed by each of Cash Management Bank (Mezzanine) and Mezzanine Borrower, and (b) the Instruction Letter, executed by each of Mortgage Borrower and Mezzanine Borrower.

(f) Title Insurance.

(i) Mezzanine Lender shall have received a copy of the Title Policy (Mortgage) or a marked-up and signed commitment having the force and effect of a title policy, marked “paid” by an authorized representative of the Title Company) issued by the Title

Company with respect to the Loan (Mortgage) and dated as of the Closing Date, with a mezzanine loan endorsement in favor of Mezzanine Lender, it successors and assigns, dated as of the Closing Date with reinsurance or co-insurance and direct access agreements in form and substance acceptable to Mezzanine Lender. Mezzanine Lender shall also have received evidence that all premiums in respect of the Title Policy (Mortgage) have been paid; and

(ii) Mezzanine Lender shall have received an “Eagle 9” title policy in favor of Mezzanine Lender, its successors and assigns, dated as of the Closing Date. Mezzanine Lender also shall have received evidence that all premiums in respect of the “Eagle 9” title policy have been paid.

(g) Survey. Mezzanine Lender shall have received a current Survey for the Property, containing the survey certification required by the Loan Agreement (Mortgage).

(h) Insurance. Mezzanine Lender shall have received valid certificates of insurance for the policies of insurance required by the Loan Agreement (Mortgage) naming Mezzanine Lender as an additional insured and containing a cross liability/severability endorsement, satisfactory to Mezzanine Lender in its sole discretion, and evidence of the payment of all insurance premiums currently due and payable for the existing policy period.

(i) Environmental Reports. Mezzanine Lender shall have received an Environmental Report in respect of the Property satisfactory to Mezzanine Lender.

(j) Zoning. Mezzanine Lender shall have received (a) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws acceptable to Mezzanine Lender, or (b) an ALTA 3.1 zoning endorsement, if available, for the Title Policy (Mortgage).

(k) Certificate of Occupancy. Mezzanine Lender shall have received a copy of the valid permanent certificate of occupancy for the Property acceptable to Mezzanine Lender.

(l) Encumbrances. Mezzanine Borrower shall have taken or caused to be taken such actions in such a manner so that Mezzanine Lender has a valid and perfected first Lien as of the Closing Date on the Collateral, and Mezzanine Lender shall have received satisfactory evidence thereof.

(m) ERISA Certificate. Mezzanine Borrower shall have provided Lender with the certificates referenced in Section 5.1.19.

(n) Assignment of Management Agreement. Mezzanine Lender shall have received the original of the Assignment of Management Agreement (Mezzanine) executed by each of Mezzanine Borrower and Manager.

(o) Pledgor Acknowledgments. Mezzanine Lender shall have received an original of the Acknowledgment in the form of Exhibit D executed by each of Mortgage Borrower and Mezzanine Borrower and dated as of the Closing Date.

2.5.3 Satisfactory Collateral.

The Pledge and the other Loan Documents (Mezzanine) shall constitute a valid and perfected Lien on the Collateral for the full amount of the Principal Amount, free and clear of all Liens other than encumbrances specifically approved by Mezzanine Lender in writing in its sole discretion. Mezzanine Lender shall have received such UCC, tax, lien and judgment searches in respect of the Collateral as it shall have deemed necessary, and the results of such searches shall be acceptable to Mezzanine Lender in its sole discretion.

2.5.4 Collateral Accounts.

The Collateral Accounts (Mezzanine) shall have been established with the Cash Management Bank (Mezzanine).

2.5.5 Loan (Mortgage).

The Loan (Mortgage) shall have been made (or shall be made concurrently with the Loan) to Mortgage Borrower in accordance with the terms of the Loan Documents (Mortgage), and no Mortgage Event of Default shall have occurred and be continuing under the Loan Documents (Mortgage).

2.5.6 No Default or Event of Default.

No Default or Event of Default shall have occurred and be continuing on such date either before or after the execution of this Agreement.

2.5.7 Mezzanine Leader’s Expenses.

Mezzanine Borrower shall have paid all Mezzanine Lender’s Expenses for which bills have been submitted (or provided for the direct payment of such Mezzanine Lender’s Expenses from the proceeds of the Loan).

2.5.8 [Reserved].

2.5.9 Rio Injunction.

No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued and no litigation shall be pending or threatened, which in the good faith judgment of Mezzanine Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the repayment of the Mezzanine Note or the consummation of the transactions contemplated hereunder.

2.5.10 Financial Information.

Mezzanine Lender shall have received or had access to financial information relating to the Property, Mezzanine Borrower, Mortgage Borrower, Manager and Guarantor prepared in accordance with agreed upon procedures satisfactory to Mezzanine Lender, certified to Mezzanine Lender as true and correct by Mezzanine Borrower’s managing member and otherwise in form and substance satisfactory to Mezzanine Lender.

2.5.11 Related Documents.

Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto, and Mezzanine Lender shall have received and approved certified copies thereof.

2.5.12 Delivery of Organizational Documents.

On or before the Closing Date, Mezzanine Borrower shall deliver, or cause to be delivered, to Mezzanine Lender copies certified by an Officer’s Certificate of all organizational documents related to each of Mezzanine Borrower, each other SPE Entity, Guarantor, Mortgage Borrower and certain of its Affiliates as have been requested by Mezzanine Lender and/or the formation, structure, existence, good standing and/or qualification to do business of Mezzanine Borrower, each other SPE Entity, Guarantor, Mortgage Borrower and such Affiliates, as Mezzanine Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Mezzanine Lender. Each of the organizational documents of any SPE Entity shall contain provisions having a substantive effect materially similar to that of the language set forth in Exhibit E. Each of the organizational documents of Mortgage Borrower and General Partner shall contain language substantially similar to the language set forth in Exhibit O.

2.5.13 Opinions of Mezzanine Borrower’s Counsel.

(a) Mezzanine Lender shall have received a Non-Consolidation Opinion substantially in compliance with the requirements set forth in Exhibit F or in such other form approved by Mezzanine Lender (the Non-Consolidation Opinion);

(b) Mezzanine Lender shall have received the Opinion of Counsel substantially in compliance with the requirements set forth in Exhibit G or in such other form approved by Mezzanine Lender; and

(c) Mezzanine Lender shall have received from Counterparty the Counterparty Opinion substantially in compliance with the requirements set forth in Exhibit H or in such other form approved by Mezzanine Lender.

2.5.14 Budgets.

Mezzanine Borrower shall have delivered the Annual Budget for the current Fiscal Year, which Annual Budget shall be reasonably acceptable to Mezzanine Lender and certified by an Officer’s Certificate.

2.5.15 Completion of Proceedings.

All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents (Mezzanine) and all documents incidental thereto shall be reasonably satisfactory in form and substance to Mezzanine Lender, and Mezzanine Lender shall have received all such counterpart originals or certified copies of such documents as Mezzanine Lender may reasonably request.

2.5.16 Reciprocal Easement Agreement Estoppels.

Mezzanine Lender shall have received an executed reciprocal easement agreement estoppel letter from all parties under the REAs, other than the Ground Lessor substantially in the form required by the Loan Agreement (Mortgage).

2.5.17 Independent Manager Certificates.

Mezzanine Lender shall have received executed Independent Manager certificates substantially in the form attached as Exhibit C from each Independent Manager.

2.5.18 Material Adverse Effect.

No event or condition shall have occurred since the date of Mortgage Borrower’s and Mezzanine Borrower’s most recent financial statements previously delivered to Mezzanine Lender which has or could reasonably be expected to have a Material Adverse Effect. The Operating Income and Operating Expenses of the Property, the Leases and all other features of the transaction shall be as represented to Mezzanine Lender without material adverse change. None of Mezzanine Borrower, Mortgage Borrower, Guarantor nor any of their constituent Persons shall be the subject of any bankruptcy, reorganization or insolvency proceeding. No circumstances or conditions shall exist with respect to (a) the Property, (b) Mezzanine Borrower, (c) Mortgage Borrower, (d) any other SPE Entity, (e) Guarantor, or (e) Manager that can reasonably be expected to cause the Loan to become delinquent or be in default, adversely affect the value or marketability of the Loan or the Property or cause institutional investors to regard the Loan or any security derived in whole or in part from the Loan as an unacceptable investment. Further, Mezzanine Lender shall not be obligated to fund any portion of the Loan in the event of a war (other than the current hostilities within the territory of Iraq), escalation of hostilities, unscheduled closing of the New York Stock Exchange or any material adverse change in the liquidity in the fixed income market and/or condition of the commercial mortgage-backed securities or whole loan market, all as determined by Mezzanine Lender in its sole discretion.

2.5.19 Leases and Rent Roll.

Mezzanine Lender shall have received (a) copies of all Leases and REAs delivered to Mortgage Lender in accordance with the Loan Agreement (Mortgage), (b) a certified rent roll of the Property dated within thirty (30) days prior to the Closing Date, and (c) copies of all Tenant and REA estoppel certificates delivered to Mortgage Lender.

2.5.20 Tax Lot.

Mezzanine Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Mezzanine Lender.

2.5.21 Physical Conditions Report.

Mezzanine Lender shall have received a Physical Conditions Report with respect to the Property, which report shall be satisfactory in form and substance to Mezzanine Lender.

2.5.22 Management Agreement.

Mezzanine Lender shall have received a certified copy of the Management Agreement, which shall be reasonably satisfactory in form and substance to Mezzanine Lender.

2.5.23 Appraisal.

Mezzanine Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Mezzanine Lender.

2.5.24 Financial Statements.

Mezzanine Lender shall have received certified copies of financial statements with respect to the Property for the three most recent Fiscal Years, each in form and substance satisfactory to Lender.

2.5.25 Further Documents.

Mezzanine Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Mezzanine Lender or its counsel may have reasonably requested, including the Loan Documents (Mezzanine), in form and substance satisfactory to Mezzanine Lender and its counsel.

III.	CASH MANAGEMENT

Section 3.1 Cash Management.

3.1.1 Establishment of Account.

Mezzanine Borrower hereby confirms that, simultaneously with the execution of this Agreement, pursuant to the Account Agreement (Mezzanine) it has established with Cash Management Bank (Mezzanine), in the name of Mezzanine Borrower for the benefit of Mezzanine Lender, as secured party, one (1) segregated account (the Mezzanine Account), which has been established as an interest-bearing deposit account. The Mezzanine Account and the funds deposited therein shall serve as additional security for the Loan. Pursuant to the Account Agreement (Mezzanine), Mezzanine Borrower shall irrevocably instruct and authorize

Cash Management Bank (Mezzanine) to disregard any and all orders for withdrawal from the Mezzanine Account made by, or at the direction of, Mezzanine Borrower. Mezzanine Borrower agrees that, prior to the payment in full of the Indebtedness, the terms and conditions of the Account Agreement (Mezzanine) shall not be amended or modified without the prior written consent of Mezzanine Lender (which consent Mezzanine Lender may grant or withhold in its sole discretion). In recognition of Mezzanine Lender’s security interest in the funds deposited in the Mezzanine Account, Mezzanine Borrower shall identify the Mezzanine Account with the name of Mezzanine Lender, as secured party. The Mezzanine Account shall be named as follows: “Global Marsh Member, LLC and Global Marsh Limited Partner, LLC f/b/o German American Capital Corporation, as secured party, Mezzanine Account” (Account Number 644074908). Mezzanine Borrower confirms that it has established with Cash Management Bank (Mezzanine) the following sub-account of the Mezzanine Account (a Sub-Account, and together with the Mezzanine Account, the Collateral Accounts (Mezzanine)), which (a) may be a ledger or book entry sub-account and need not be an actual subaccount, (b) shall be linked to the Mezzanine Account, (c) shall be a “Deposit Account” pursuant to Article 9 of the UCC, and (d) shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement: a sub-account for the retention of Account Collateral (Mezzanine) in respect of Debt Service (Mezzanine) on the Loan with the account number 644074916 (the Mezzanine Debt Service Reserve Account). All interest earned on the funds in the Collateral Accounts (Mezzanine) shall accrue for the benefit of Mezzanine Borrower, subject to the pledge thereof under Section 3.1.2.

3.1.2 Pledge of Account Collateral (Mezzanine).

To secure the full and punctual payment and performance of the Obligations (Mezzanine), Mezzanine Borrower hereby collaterally assigns, grants a security interest in and pledges to Mezzanine Lender, to the extent not prohibited by applicable law, a first priority continuing security interest in and to the following property of Mezzanine Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the Account Collateral (Mezzanine)):

(a) Mezzanine Borrower’s right to receive any and all Excess Cash Flow from time to time available in the Holding Account and required, by the terms of the Loan Agreement (Mortgage) as now in effect or amended with the consent of Mezzanine Lender, to be deposited by Mortgage Lender or Cash Management Bank (Mortgage) into the Mezzanine Account;

(b) the Collateral Accounts (Mezzanine) and all cash, checks, drafts, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Accounts (Mezzanine);

(c) all interest, dividends, cash, instruments, and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Accounts (Mezzanine); and

(d) to the extent not covered by clauses (a), (b), (c) or (d) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

In addition to the rights and remedies herein set forth, Mezzanine Lender shall have all of the rights and remedies with respect to the Account Collateral (Mezzanine) available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.

This Agreement shall constitute a security agreement for purposes of the UCC and other applicable law.

3.1.3 Maintenance of Mezzanine Account.

Borrower agrees that each of the Mezzanine Account and the Sub-Account is and shall be maintained (i) as a “deposit account” (as such term is defined in Section 9-102(a)(29) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 9-104(a)(2) of the UCC) over the Mezzanine Account and the Sub-Account and (iii) such that neither the Borrower nor Manager shall have any right of withdrawal from the Mezzanine Account or the Sub-Account and, except as provided herein, no Account Collateral shall be released to the Borrower or Manager from the Mezzanine Account or the Sub-Account. Without limiting the Borrower’s obligations under the immediately preceding sentence, Borrower shall only establish and maintain the Mezzanine Account and the Sub-Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement or in such other form acceptable to Lender in its sole discretion.

3.1.4 Eligible Accounts.

The Collateral Accounts shall be Eligible Accounts. The Collateral Accounts (Mezzanine) shall be subject to such applicable laws and regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority as may now or hereafter be in effect. Income and interest accruing on the Collateral Accounts (Mezzanine) or any investments held in such accounts shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in accordance with the provisions of this Agreement and the Account Agreement (Mezzanine). Mezzanine Borrower shall be the beneficial owner of the Collateral Accounts (Mezzanine) for federal income tax purposes and shall report all income on the Collateral Accounts (Mezzanine).

3.1.5 Deposits into Sub-Account.

On the date hereof, Mezzanine Borrower has deposited $0 into the Mezzanine Debt Service Reserve Account.

3.1.6 Monthly Funding.

(a) Mezzanine Borrower hereby instructs Mezzanine Lender to transfer (and pursuant to the Account Agreement (Mezzanine) shall irrevocably authorize Cash Management Bank (Mezzanine) to execute any corresponding instructions of Mezzanine Lender), and Mezzanine Lender shall transfer, to the Mezzanine Loan Debt Service Reserve Account from the Mezzanine Account by 11:00 a.m. New York time on the first (1st) calendar day of each calendar month (and, if such day is not a Business Day, then on the immediately preceding Business Day), or as soon thereafter as there shall be sufficient collected funds on deposit in the Mezzanine Account, (i) funds in an amount equal to the sum of any Protective Advances which may have been advanced by (and not previously reimbursed to) Mezzanine Lender pursuant to the terms of the Loan Documents (Mezzanine) to cure any Default or Event of Default, any Mortgage Default or Mortgage Event of Default or to protect the Collateral (provided that Mezzanine Lender shall give Mezzanine Borrower reasonable advance notice of any Protective Advance intended to be advanced during a period in which an Event of Default has not occurred and is not continuing), together with any interest payable on such amounts pursuant to the Loan Documents (Mezzanine); (ii) funds in the amount of the unpaid Debt Service (Mezzanine) for the next occurring Payment Date; (iii) funds in an amount equal to such payments for any prior month(s), to the extent not previously paid; and (iv) funds in an amount equal to the amount, if any, deducted from the Mezzanine Account in any preceding month to pay any other amounts then due under the Loan Documents (Mezzanine) (other than any Debt Service (Mezzanine)). Mezzanine Borrower acknowledges that Mezzanine Lender shall not be required to make such withdrawal and deposit until such time as Mezzanine Lender is able to calculate the amount of the Debt Service (Mezzanine) for the next occurring Payment Date. As used herein, the term Net Excess Cash Flow means the amount available in the Mezzanine Account after the transfers to the Mezzanine Debt Service Reserve Account required under this Section 3.1.6 have been made and the term Net Excess Cash Flow Commencement Date shall mean the date such amounts have been fully funded or reserved within the Mezzanine Account in any given calendar month.

(b) If for any reason there will be insufficient amounts in the Mezzanine Debt Service Reserve Account on any Payment Date to pay the Debt Service (Mezzanine) due on such Payment Date, Mezzanine Borrower shall immediately deposit into the Mezzanine Account an amount equal to the shortfall of available funds in the Mezzanine Debt Service Reserve Account. Any failure by Mezzanine Borrower to deposit the full amount required by the preceding sentence shall constitute an Event of Default hereunder. If Mezzanine Lender shall reasonably determine that there will be insufficient amounts in the Mezzanine Account to pay any Protective Advances as and when the same are due and payable, Mezzanine Lender shall provide written notice of same to Mezzanine Borrower setting forth the basis for such determination. Within five (5) Business Days of receipt of said notice and prior to the expiration of any grace period applicable to such payment, Mezzanine Borrower shall deposit into the Mezzanine Account an amount equal to the shortfall of available funds in the Mezzanine Account, taking into account any funds which accumulate in the Mezzanine Account during such five (5) Business Day period. Any failure by Mezzanine Borrower to deposit the full amount required by the preceding sentence within said five (5) Business Day period shall constitute an Event of Default hereunder. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents (Mezzanine), Mezzanine Borrower shall not be deemed to be in default hereunder or thereunder in the event funds sufficient for a required transfer are held in an appropriate Sub-Account, and Mezzanine Lender or Cash Management Bank fails to timely make any transfer from such Sub-Account as contemplated by this Agreement unless due to the gross negligence or willful misconduct of Mezzanine Borrower.

(c) Provided that (i) no Event of Default shall have occurred and be continuing hereunder or under any of the other Loan Documents (Mezzanine), (ii) no Mortgage

Event of Default shall have occurred and be continuing, and (iii) Mezzanine Borrower shall have deposited into the Mezzanine Account all funds then required to have been so deposited, then Mezzanine Lender shall transfer the Net Excess Cash Flow from the Mezzanine Account to the Mezzanine Borrower Account within two (2) Business Days following the Net Excess Cash Flow Commencement Date for each month and on a daily basis thereafter until the end of the applicable collection period. Mezzanine Borrower shall, upon request by Mezzanine Lender prior to transferring such Net Excess Cash Flow, cause Mortgage Borrower to provide Mezzanine Lender with evidence reasonably satisfactory to Mezzanine Lender that Mortgage Borrower has paid all Operating Expenses for the month immediately preceding the month in which such Net Excess Cash Flow is requested by Mezzanine Lender. From and after the transfer of such Net Excess Cash Flow to Mezzanine Borrower, Mezzanine Lender shall have no further liability or responsibility with respect to the funds so transferred or the investment thereof, such Net Excess Cash Flow shall be the property of Mezzanine Borrower and may be further distributed by Mezzanine Borrower and its Affiliates in accordance with their separate agreements.

3.1.7 Cash Management Bank.

(a) For the purposes of this Agreement, the Cash Management Bank (Mezzanine) named herein shall be deemed to be an Approved Bank; provided, however, that the term “Approved Bank” shall be applicable for all other purposes and shall be applicable to any successor or assign of Cash Management Bank (Mezzanine). Mezzanine Lender shall have the right at Mezzanine Borrower’s sole cost and expense to replace the Cash Management Bank (Mezzanine) with a financial institution reasonably satisfactory to Mezzanine Borrower in the event that (i) the Cash Management Bank (Mezzanine) fails, in any material respect, to comply with the Account Agreement (Mezzanine), (ii) the Cash Management Bank (Mezzanine) named herein is no longer the Cash Management Bank (Mezzanine), or (iii) the Cash Management Bank (Mezzanine) is no longer an Approved Bank.

(b) During the term of the Loan, so long as no Event of Default shall have occurred and is continuing, at its sole cost and expense, Mezzanine Borrower shall have the right to replace the Cash Management Bank (Mezzanine) with a financial institution that is an Approved Bank, provided such institution shall execute and deliver to Mezzanine Lender (with a copy to Mortgage Lender) the Account Agreement (Mezzanine) (and Mezzanine Lender shall reasonably cooperate with Mezzanine Borrower in connection with such transfer). Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender shall have the right at Mezzanine Borrower’s sole cost and expense to replace Cash Management Bank (Mezzanine) at any time, without notice to Mezzanine Borrower. Mezzanine Borrower shall cooperate with Mezzanine Lender in connection with the appointment of any replacement Cash Management Bank (Mezzanine) and the execution by the Cash Management Bank (Mezzanine) and the Mezzanine Borrower of an Account Agreement (Mezzanine) and delivery of same to Mezzanine Lender.

3.1.8 Mezzanine Borrower’s Account Representations, Warranties and Covenants.

Mezzanine Borrower represents, warrants and covenants that:

(a) Pursuant to the Instruction Letter delivered by Mezzanine Borrower to Mortgage Borrower on the Closing Date, Mezzanine Borrower directs Mortgage Borrower to cause all Excess Cash Flow to be deposited into the Mezzanine Account;

(b) Neither Mortgage Borrower nor Mezzanine Borrower nor any other Person will have any right, title or interest in or to any Excess Cash Flow from and after the time at which Mortgage Lender becomes obligated under the Loan Agreement (Mortgage) to transfer such Excess Cash Flow to the Mezzanine Account, except any rights Mezzanine Borrower shall have to allocations of such funds following the disbursement to Mezzanine Borrower of any Net Excess Cash Flow as provided in Section 3.1.6(a);

(c) There are no accounts other than the Collateral Accounts and Collateral Accounts (Mezzanine) maintained by Mortgage Borrower, Mezzanine Borrower or any other Person with respect to the collection of rents, revenues, proceeds or other income from the Property or for the collection of Receipts, except for the Collection Account (as defined in the Loan Agreement (Mortgage)), the Holding Account (as defined in the Loan Agreement (Mortgage) and the Mezzanine Account and any accounts held by Mezzanine Borrower in which it is permitted to receive transfers of Net Excess Cash Flow as provided in Section 3.1.6(c);

(d) Mezzanine Borrower shall cause Mortgage Borrower to deposit or cause to be deposited all Distributions into the Mezzanine Account as required by the Pledge and this Agreement or any other Loan Document (Mezzanine); and

(e) So long as the Loan shall be outstanding, neither Mortgage Borrower, Mezzanine Borrower nor any other Person shall open any other accounts with respect to the collection of rents, revenues, proceeds or other income from the Property or for the collection of Receipts.

3.1.9 Account Collateral (Mezzanine) and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, without additional notice from Mezzanine Lender to Mezzanine Borrower, (i) Mezzanine Lender may, in addition to and not in limitation of Mezzanine Lender’s other rights, make any and all withdrawals from and transfers between and among the Collateral Accounts (Mezzanine) as Mezzanine Lender shall determine in its sole and absolute discretion to pay any Obligations (Mezzanine), Operating Expenses and/or Capital Expenditures for the Property, (ii) all Excess Cash Flow shall be retained in the Mezzanine Account or the Sub-Accounts, and (iii) all payments to the Mezzanine Borrower Account pursuant to Section 3.1.6 shall immediately cease.

(b) Upon the occurrence and during the continuance of an Event of Default, Mezzanine Borrower hereby irrevocably constitutes and appoints Mezzanine Lender as Mezzanine Borrower’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Mezzanine Borrower with respect to the Account

Collateral (Mezzanine) and do in the name, place and stead of Mezzanine Borrower all such acts, things and deeds for and on behalf of and in the name of Mezzanine Borrower which Mezzanine Borrower could or might do or which Mezzanine Lender may deem necessary or desirable to more fully vest in Mezzanine Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender may perform or cause performance of any such agreement, and any reasonable expenses of Mezzanine Lender incurred in connection therewith shall be paid by Mezzanine Borrower as provided in Section 5.1.12.

(c) Mezzanine Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Account Collateral (Mezzanine). Mezzanine Borrower acknowledges and agrees that ten (10) days’ prior written notice of the time and place of any public sale of the Account Collateral (Mezzanine) or any other intended disposition thereof shall be reasonable and sufficient notice to Mezzanine Borrower within the meaning of the UCC.

3.1.10 Transfers and Other Liens.

Mezzanine Borrower agrees that it will not (a) sell or otherwise dispose of any of the Account Collateral (Mezzanine), or (b) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral (Mezzanine), except for the Lien granted to Mezzanine Lender under this Agreement.

3.1.11 Reasonable Care.

Beyond the exercise of reasonable care in the custody thereof, Mezzanine Lender shall have no duty as to any Account Collateral (Mezzanine) in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any Person or otherwise with respect thereto. Mezzanine Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral (Mezzanine) in its possession if the Account Collateral (Mezzanine) is accorded treatment substantially equal to that which Mezzanine Lender accords its own property, it being understood that Mezzanine Lender shall not be liable or responsible for any loss or damage to any of the Account Collateral (Mezzanine), or for any diminution in value thereof, by reason of the act or omission of Mezzanine Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Mezzanine Lender’s gross negligence or willful misconduct. In no event shall Mezzanine Lender be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of an Excusable Delay, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Mezzanine Lender’s reasonable control or for indirect, special or consequential damages except to the extent of Mezzanine Lender’s gross negligence or willful misconduct. Notwithstanding the foregoing, Mezzanine Borrower acknowledges and agrees that (a) Mezzanine Lender does not have custody of the Account Collateral (Mezzanine), (b) Cash Management Bank (Mezzanine) has custody of the Account Collateral (Mezzanine), (c) the initial Cash Management Bank (Mezzanine) was chosen by Mezzanine Borrower, and (d) Mezzanine Lender has no obligation or duty to supervise Cash Management Bank (Mezzanine) or to see to the safe custody of the Account Collateral (Mezzanine).

3.1.12 Mezzanine Lender’s Liability.

(a) Mezzanine Lender shall be responsible for the performance only of such duties with respect to the Account Collateral (Mezzanine) as are specifically set forth in this Section 3.1 or elsewhere in the Loan Documents (Mezzanine), and no other duty shall be implied from any provision hereof. Mezzanine Lender shall not be under any obligation or duty to perform any act with respect to the Account Collateral (Mezzanine) which would cause it to incur any expense or liability, to institute or defend any suit in respect hereof or to advance any of its own monies. Mezzanine Borrower shall indemnify and hold Mezzanine Lender, its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Mezzanine Lender in connection with the transactions contemplated hereby with respect to the Account Collateral (Mezzanine), except as such may be caused by the gross negligence or willful misconduct of Mezzanine Lender, its employees, officers or agents.

(b) Mezzanine Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Mezzanine Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

3.1.13 Continuing Security Interest .

This Agreement shall create a continuing security interest in the Account Collateral (Mezzanine) and remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, such security interest shall automatically terminate without further notice from any party, and Mezzanine Borrower shall be entitled to the return, upon its request, of such of the Account Collateral (Mezzanine) as shall not have been sold or otherwise applied pursuant to the terms hereof. Mezzanine Lender shall execute such instruments and documents as may be reasonably requested by Mezzanine Borrower to evidence such termination and the release of the Account Collateral (Mezzanine).

IV.	REPRESENTATIONS AND WARRANTIES

Section 4.1 Mezzanine Borrower Representations.

Mezzanine Borrower represents and warrants as of the Closing Date that:

4.1.1 Organization.

Each of Mezzanine Borrower and Guarantor is a limited liability company and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each of Guarantor, Mezzanine Borrower and each of the other SPE Entities has duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Each of Mezzanine Borrower and Guarantor possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of (a) Global Marsh Member, LLC is being the sole member of each of General Partner and Global Marsh Limited Partner, LLC, (b) General Partner is being the sole general partner of Mortgage Borrower, and (c) Global Marsh Limited Partner, LLC is being the sole limited partner of Mortgage Borrower. The organizational structure of Mortgage Borrower and Mezzanine Borrower is accurately depicted by the schematic diagram attached hereto as Exhibit J. Mezzanine Borrower shall not, and shall not permit Mortgage Borrower or any other SPE Entity to, change its name, identity, corporate structure or jurisdiction of organization unless it shall have given Mezzanine Lender thirty (30) days’ prior written notice of any such change and shall have taken all steps reasonably requested by Mezzanine Lender to grant, perfect, protect and/or preserve the security interest granted hereunder to Mezzanine Lender.

4.1.2 Proceedings.

Each of Guarantor, Mezzanine Borrower and each of the other SPE Entities has full power to and has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents (Mezzanine) to which it is a party. This Agreement and the other Loan Documents (Mezzanine) have been duly executed and delivered by, or on behalf of, Guarantor, Mezzanine Borrower and each of the other SPE Entities, as applicable, and constitute legal, valid and binding obligations of Guarantor, Mezzanine Borrower and each of the other SPE Entities, as applicable, enforceable against Guarantor, Mezzanine Borrower and each of the other SPE Entities, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts.

The execution, delivery and performance of this Agreement and the other Loan Documents (Mezzanine) by Mezzanine Borrower and Guarantor, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents (Mezzanine)) upon any of the property or assets of Mezzanine Borrower or Guarantor, as applicable, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which such Person is a party or by which any of such Person’s property or assets is subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority, and any consent, approval, authorization, order, registration or qualification of or with any Governmental

Authority required for the execution, delivery and performance by Mezzanine Borrower or Guarantor of this Agreement or any other Loan Documents (Mezzanine) has been obtained and is in full force and effect.

4.1.4 Litigation.

Except as set forth on Exhibit K attached hereto, there are no arbitration proceedings, governmental investigations, actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the best of Mezzanine Borrower’s knowledge, threatened against or affecting Mezzanine Borrower, Mortgage Borrower, General Partner, any other SPE Entity, Guarantor or the Property. The actions, suits or proceedings identified on Exhibit K, if determined against Mezzanine Borrower, Mortgage Borrower, General Partner, any other SPE Entity, Guarantor or the Property, should not materially and adversely affect the condition (financial or otherwise) of business of Mezzanine Borrower, Mortgage Borrower, General Partner, any other SPE Entity or Guarantor or the condition or operation of the Property.

4.1.5 Agreements.

Mezzanine Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to materially and adversely affect Mezzanine Borrower or Mezzanine Borrower’s business, properties or assets, operations or condition, financial or otherwise. Mezzanine Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Mezzanine Borrower or the Property is bound. Mezzanine Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Mezzanine Borrower is a party or by which Mezzanine Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property, and (b) obligations under the Loan Documents (Mezzanine).

4.1.6 Title to Property.

Mezzanine Borrower owns all of the assets reflected in the balance sheet of Mezzanine Borrower as of the date of such balance sheet, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances.

4.1.7 No Bankruptcy Fling.

None of Mezzanine Borrower, Mortgage Borrower, General Partner, any other SPE Entity, Guarantor or Manager is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Persons assets or property, and Mezzanine Borrower has no knowledge of any Person contemplating the filing of any such petition against it or against Mortgage Borrower, General Partner, any other SPE Entity, Guarantor or Manager.

4.1.8 No Plan Assets.

(a) None of Mezzanine Borrower, Guarantor or Mortgage Borrower maintains an “employee benefit plan”, as defined by Section 3(3) of ERISA, which is subject to Title IV of ERISA, and Mezzanine Borrower (i) has no knowledge of any material liability which has been incurred or is expected to be incurred by Mezzanine Borrower which is or remains unsatisfied for any taxes or penalties with respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, or any “plan”, within the meaning of Section 4975(e)(1) of the Code, or any other benefit plan (other than a multiemployer plan) maintained, contributed to or required to be contributed to by Mezzanine Borrower or by any entity that is under common control with Mezzanine Borrower within the meaning of ERISA Section 4001(a)(14) (a Plan) or any plan that would be a Plan but for the fact that it is a multiemployer plan within the meaning of ERISA Section 3(37), and (ii) has made and shall continue to make when due all required contributions to all such Plans, if any. Each such Plan has been and will be administered in compliance with its terms and the applicable provisions of ERISA, the Code and any other applicable federal or state law, and no action shall be taken or fail to be taken that would result in the disqualification or loss of tax-exempt status of any such Plan intended to be qualified and/or tax exempt; and

(b) None of Mezzanine Borrower, Guarantor or Mortgage Borrower is an employee benefit plan, as defined in Section 3(3) of ERISA, subject to Title I of ERISA, none of the assets of Mezzanine Borrower, Guarantor or Mortgage Borrower constitutes or will constitute plan assets of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 and none of Mezzanine Borrower, Guarantor nor Mortgage Borrower is a governmental plan within the meaning of Section 3(32) of ERISA and transactions by or with any of Mezzanine Borrower, Guarantor or Mortgage Borrower is not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.9 Compliance.

Mezzanine Borrower, Guarantor, Mortgage Borrower, General Partner and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. To the best of Mezzanine Borrower’s knowledge, none of Mezzanine Borrower, Guarantor, Mortgage Borrower or General Partner is in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the best of Mezzanine Borrower’s knowledge, there has not been committed by Mezzanine Borrower, Guarantor, Mortgage Borrower or General Partner any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property, the Collateral or any part thereof or any monies paid in performance of Mezzanine Borrower’s or Guarantor’s obligations under any of the Loan Documents (Mezzanine).

4.1.10 Financial Information.

All financial data of Mezzanine Borrower, Guarantor, Mortgage Borrower and General Partner, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered by any such Persons to Mezzanine Lender in respect of the Property (a) are true, complete and correct in all material respects, (b) fairly represent the financial condition of the Property, Mezzanine Borrower, Guarantor, Mortgage Borrower and General Partner as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. None of Mezzanine Borrower, Guarantor, Mortgage Borrower or General Partner has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Mezzanine Borrower and could reasonably be expected to have a Material Adverse Effect. Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Mezzanine Borrower, Guarantor, Mortgage Borrower or General Partner from that set forth in said financial statements.

4.1.11 Absence of UCC Financing Statements, Etc.

Except with respect to the Loan Documents (Mortgage) and the Loan Documents (Mezzanine), there is no financing statement (currently effective), security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office that purports to cover, affect or give notice of any present or possible future lien on or security interest or security title in the interest in the Property (except for the Permitted Encumbrances) or any of the Collateral, other than those, if any, to be released or terminated on the Closing Date.

4.1.12 Federal Reserve Regulations.

None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry “margin stock” or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U or Regulation X. As of the Closing Date, Mezzanine Borrower does not own any “margin stock”.

4.1.13 Setoff, Etc.

The Collateral and the rights of Mezzanine Lender with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.

4.1.14 Not a Foreign Person.

None of Mezzanine Borrower, Guarantor or Mortgage Borrower is a foreign person within the meaning of Section 1445(f)(3) of the Code.

4.1.15 Enforceability.

The Loan Documents (Mezzanine) are not subject to any existing right of rescission, set-off, counterclaim or defense by Mezzanine Borrower or Guarantor, as applicable, including the defense of usury, nor would the operation of any of the terms of the Loan

Documents (Mezzanine), or the exercise of any right thereunder, render the Loan Documents (Mezzanine) unenforceable (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)), and neither Mezzanine Borrower nor Mortgage Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.16 Insurance.

Mezzanine Borrower has obtained and has delivered to Mezzanine Lender certified copies or originals of all insurance policies required under this Agreement, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Mezzanine Borrower has not, and to the best of Mezzanine Borrower’s knowledge no Person has, done by act or omission anything which would impair the coverage of any such policy.

4.1.17 Physical Condition.

To the best of Mezzanine Borrower’s knowledge and except as expressly disclosed in the Physical Conditions Report, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components are in good condition, order and repair in all material respects. To the best of Mezzanine Borrower’s knowledge and except as disclosed in the Physical Conditions Report, there exists no structural or other material defects or damages in or to the Property, whether latent or otherwise, and Mezzanine Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.18 Leases.

The Property is not subject to any Leases other than the Leases described in the certified rent roll delivered in connection with the origination of the Loan. Such certified rent roll is true, complete and correct in all material respects as of the date set forth therein. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases or the REAs. The current Leases are in full force and effect and, to Mezzanine Borrower’s knowledge, there are no material defaults thereunder by either party (other than as expressly disclosed on the certified rent roll or the estoppel certificates delivered to Mezzanine Lender in connection with the closing of the Loan) and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. No Rent has been paid more than one (1) month in advance of its due date, except as disclosed in the estoppel certificates delivered to Mezzanine Lender in connection with the closing of the Loan. There has been no prior sale, transfer, assignment, hypothecation or pledge by Mortgage Borrower of Mortgage Borrower’s interest in any Lease or of the Rents received therein which will be outstanding following the funding of the Loan, other than those being assigned to Mortgage Lender concurrently herewith. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the property of which the leased premises are a part.

4.1.19 Single Purpose Entity/Separateness.

(a) Until the Indebtedness has been paid in full, Mezzanine Borrower hereby represents, warrants and covenants that Mezzanine Borrower, Mortgage Borrower and each other SPE Entity is, shall be and shall continue to be a Single Purpose Entity.

(b) All of the assumptions made in the Non-Consolidation Opinion, including, without limitation, any exhibits attached thereto, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan Documents (Mezzanine) (an Additional Non-Consolidation Opinion), including, without limitation, any exhibits attached thereto, will have been and shall be true and correct in all respects. Mezzanine Borrower, Mortgage Borrower and each other SPE Entity have complied and will comply with all of the assumptions made with respect to it in the Non-Consolidation Opinion. Mezzanine Borrower, Mortgage Borrower and each other SPE Entity will have complied and will comply with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion. Each Person other than Mezzanine Borrower and Mortgage Borrower with respect to which an assumption shall be made in any Additional Non-Consolidation Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion.

4.1.20 Management Agreement.

The Management Agreement is in full force and effect, there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. CBRE is an affiliate of Mortgage Borrower and Mezzanine Borrower.

4.1.21 Subsidiaries.

Neither Mezzanine Borrower nor General Partner has any subsidiaries, other than those which own their respective interests in Mortgage Borrower or the Property.

4.1.22 Tax Filings.

Mezzanine Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Mezzanine Borrower.

4.1.23 Solvency/Fraudulent Conveyance.

Mezzanine Borrower has (a) not entered into the transactions contemplated by this Agreement or any Loan Document (Mezzanine) with the actual intent to hinder, delay or defraud any creditor, and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents (Mezzanine). After giving effect to the Loan, the fair saleable value of Mezzanine Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Mezzanine Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Mezzanine Borrower’s assets is and will, immediately following the making of the Loan, be greater than Mezzanine Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Mezzanine Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Mezzanine Borrower does not intend to, and does not believe that it will, incur Debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Mezzanine Borrower and the amounts to be payable on or in respect of obligations of Mezzanine Borrower).

4.1.24 Investment Company Act.

Mezzanine Borrower is not (a) an investment company or a company Controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, (b) a holding company, a subsidiary company of a holding company or an affiliate of either a holding company or a subsidiary company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.25 Interest Rate Cap Agreement.

A complete and correct copy of the Interest Rate Cap Agreement is attached hereto as Exhibit L. The Interest Rate Cap Agreement is in full force and effect and enforceable against Mezzanine Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.26 Brokers.

Mezzanine Borrower and Mezzanine Lender each represents, warrants and covenants as to itself that, except for Broker, neither Mezzanine Borrower nor Mezzanine Lender has dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents (Mezzanine), and neither party has done any acts, had any negotiations or conversations or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by either party of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by the Loan Documents (Mezzanine). Mezzanine Borrower covenants and agrees that it shall pay as and when due any and all brokerage fees, charges, commissions or other compensation or reimbursement due to Broker with respect to the transactions contemplated by the Loan Documents (Mezzanine). Mezzanine Borrower and Mezzanine Lender shall each indemnify and hold harmless the other from and against any loss, liability, cost or expense, including any judgments, attorneys’ fees or costs of appeal, incurred by the other party and arising out of or relating to any breach or default by the indemnifying party of its representations, warranties and/or agreements set forth in this Section 4.1.26. The provisions of this Section 4.1.26 shall survive the expiration and termination of this Agreement and the payment of the Indebtedness.

4.1.27 No Other Debt.

Neither Mezzanine Borrower nor General Partner has borrowed or received debt financing that has not been heretofore repaid in full, other than the Permitted Debt (Mezzanine).

4.1.28 Taxpayer Identification Number.

Mezzanine Borrower’s federal taxpayer identification number is 95-7121737.

4.1.29 Representations and Warranties in the Loan Documents (Mezzanine).

Mezzanine Borrower hereby represents and warrants that each of the representations and warranties contained in the Loan Documents (Mezzanine) (which are hereby incorporated by reference as if fully set forth herein) is true and correct in all material respects as of the Closing Date, and, to the best of its knowledge after reasonable inquiry, there is no Mortgage Event of Default thereunder.

Section 4.2 Survival of Representations.

Mezzanine Borrower agrees that all of its representations and warranties set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents (Mezzanine) shall be deemed given and made as of the date of the funding of the Loan and survive for so long as any amount remains owing to Mezzanine Lender under this Agreement or any of the other Loan Documents (Mezzanine) by Mezzanine Borrower or Guarantor, unless a longer survival period is expressly stated in a Loan Document (Mezzanine) with respect to a specific representation or warranty, in which case, for such longer period. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents (Mezzanine) by Mezzanine Borrower shall be deemed to have been relied upon by Mezzanine Lender notwithstanding any investigation heretofore or hereafter made by Mezzanine Lender or on its behalf.

V.	MEZZANINE BORROWER COVENANTS

Section 5.1 Affirmative Covenants.

From the Closing Date and until payment and performance in full of all obligations of Mezzanine Borrower under the Loan Documents (Mezzanine), Mezzanine Borrower hereby covenants and agrees with Mezzanine Lender that:

5.1.1 Performance by Mezzanine Borrower.

(a) Mezzanine Borrower shall in a timely manner observe, perform and fulfill each and every covenant, tern and provision of each Loan Document (Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document (Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower without the prior written consent of Mezzanine Lender.

(b) Mezzanine Borrower shall cause Mortgage Borrower in a timely manner to observe, perform and fulfill each and every covenant, term and provision of each Loan Document (Mortgage) executed and delivered by, or applicable to, Mortgage Borrower. Mezzanine Borrower shall not suffer or permit Mortgage Borrower to enter into any amendment, waiver, supplement, termination or other modification of any Loan Document (Mortgage) executed and delivered by, or applicable to, Mortgage Borrower without the prior written consent of Mezzanine Lender.

(c) On the date hereof and at all times until the Loan and the Obligations (Mezzanine) are indefeasibly paid and performed in full, Mezzanine Borrower shall collectively own 100% of the beneficial interests in General Partner and 99.5% of the beneficial interests in Mortgage Borrower (General Partner owning the other 0.5% of such interests). Mezzanine Borrower shall use the rights as such beneficial owner of Mortgage Borrower and General Partner to satisfy the covenants provided in the Loan Documents (Mezzanine) to the extent such covenants require Mezzanine Borrower to cause Mortgage Borrower or General Partner to take any action or to refrain from taking any action. In causing Mortgage Borrower or General Partner to take any action or to refrain from taking any action required by the Loan Documents (Mezzanine), Mezzanine Borrower shall recognize and respect the limited partnership and limited liability company organizational separateness of Mortgage Borrower and General Partner. Such powers shall be exercised by Global Marsh Member, LLC, in its capacity as the sole member of General Partner, in its capacity as the sole general partner of Mortgage Borrower, provided that any failure to cause Mortgage Borrower or General Partner to take any action or to refrain from taking any action required pursuant to the Loan Documents (Mezzanine) shall constitute a Default under this Agreement.

5.1.2 Existence; Compliance with Legal Requirements; Insurance.

Subject to Mortgage Borrower’s right of contest pursuant to Section 7.3 of the Loan Agreement (Mortgage), Mezzanine Borrower shall at all times comply and cause Mortgage Borrower, any other SPE Entity and the Property to be in compliance in all material respects with all Legal Requirements applicable to Mezzanine Borrower, Mortgage Borrower, any other SPE Entity and the Property and the uses permitted upon the Property. Mezzanine Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary to comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Mezzanine Borrower, and Mezzanine Borrower shall not knowingly permit Mortgage Borrower or any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Mezzanine Borrower’s obligations under any of the Loan Documents (Mezzanine). Mezzanine Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. Mezzanine Borrower shall at all times maintain, preserve and protect (and shall cause Mortgage Borrower to at all times maintain, preserve and protect) all franchises and trade names and preserve all the remainder of its property used in the conduct of its business and shall keep the Property in good working order and repair and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto as required by the Loan Agreement (Mortgage). Mezzanine Borrower shall keep or shall cause Mortgage Borrower to keep the Property insured at all times to such extent and against such risks, and maintain liability and such other insurance, as is more fully set forth in this Agreement and the Loan Agreement (Mortgage).

5.1.3 Litigation.

Mezzanine Borrower shall give prompt written notice to Mezzanine Lender of any litigation or governmental proceedings pending or threatened in writing against Mezzanine Borrower, Mortgage Borrower, the Collateral or the Property which, if determined adversely to Mezzanine Borrower, Mortgage Borrower, the Collateral or the Property, would have a Material Adverse Effect.

5.1.4 Single Purpose Entity.

(a) Each of Mezzanine Borrower, Mortgage Borrower and each other SPE Entity has been since the date of its formation and shall remain a Single Purpose Entity.

(b) Each of Mezzanine Borrower, Mortgage Borrower and each other SPE Entity shall continue to maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. None of the funds of Mezzanine Borrower, Mortgage Borrower or any other SPE Entity will be diverted to any other Person or for other than business uses of Mezzanine Borrower, Mortgage Borrower or any other SPE Entity, as applicable, nor will such funds be commingled with the funds of any other Affiliate.

(c) To the extent that Mezzanine Borrower, Mortgage Borrower or any other SPE Entity shares the same officers or other employees as any of Mezzanine Borrower, Mortgage Borrower, any other SPE Entity or their Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(d) To the extent that Mezzanine Borrower, Mortgage Borrower or any other SPE Entity jointly contracts with any of Mezzanine Borrower, Mortgage Borrower, any other SPE Entity or any of their Affiliates, as applicable, to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that any of Mezzanine Borrower, Mortgage Borrower or any other SPE Entity contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between or among Mezzanine Borrower, Mortgage Borrower, any other SPE Entity and any of their respective Affiliates shall be conducted on substantially the same terms (or on more favorable terms for Mezzanine Borrower, Mortgage Borrower or any other SPE Entity, as applicable) as would be conducted with third parties.

(e) To the extent that Mezzanine Borrower, Mortgage Borrower, any other SPE Entity or any of their Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(f) Mezzanine Borrower, Mortgage Borrower and each other SPE Entity shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary corporate, limited liability company or partnership formalities, as applicable, including, without limitation, obtaining any and all members’ consents necessary to authorize actions taken or to be taken and maintaining accurate and separate books, records and accounts, including, without limitation, payroll and intercompany transaction accounts.

(g) In addition, Mezzanine Borrower, Mortgage Borrower and each other SPE Entity shall each: (i) maintain books and records separate from those of any other Person; (ii) maintain its assets in such a manner that it is not more costly or difficult to segregate, identify or ascertain such assets; (iii) hold regular meetings of its board of directors, shareholders, partners or members, as the case may be, and observe all other corporate, partnership or limited liability company, as the case may be, formalities; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) prepare separate tax returns and financial statements, or, if part of a consolidated group, then it will be shown as a separate member of such group; (vi) transact all business with its Affiliates on an arm’s-length basis and pursuant to enforceable agreements; (vii) conduct business in its name and use separate stationery, invoices and checks; (viii) not commingle its assets or funds with those of any other Person; and (ix) not assume, guarantee or pay the debts or obligations of any other Person.

5.1.5 Consents.

If Mezzanine Borrower, Mortgage Borrower or any other SPE Entity is a corporation, the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. If

Mezzanine Borrower, Mortgage Borrower or any other SPE Entity is a limited liability company, (a) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, or (b) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote. An affirmative vote of 100% of the directors, board of managers or members, as applicable, of Mezzanine Borrower, Mortgage Borrower and any other SPE Entity shall be required to (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or to authorize Mezzanine Borrower, Mortgage Borrower or any other SPE Entity to do so, or (ii) file an involuntary bankruptcy petition against any Affiliate, Manager or any Affiliate of Manager. Furthermore, Mezzanine Borrower’s, Mortgage Borrower’s and each other SPE Entity’s formation documents shall expressly state that, for so long as the Loan is outstanding, none of Mezzanine Borrower, Mortgage Borrower or any other SPE Entity shall be permitted to (A) dissolve, liquidate, consolidate, merge or sell all or substantially all of Mezzanine Borrower’s, Mortgage Borrower’s or any other SPE Entity’s assets other than in connection with the repayment of the Loan, or (B) engage in any other business activity, and such restrictions shall not be modified or violated for so long as the Loan is outstanding.

5.1.6 Notice of Default.

Mezzanine Borrower shall promptly advise Mezzanine Lender (a) of any event or condition that has or is likely to have a Material Adverse Effect, and (b) of the occurrence of any Default, Event of Default, Mortgage Default or Mortgage Event of Default of which Mezzanine Borrower has knowledge.

5.1.7 Cooperate in Legal Proceedings.

Mezzanine Borrower and Mortgage Borrower shall cooperate (and shall cause Mortgage Borrower to cooperate) fully with Mezzanine Lender with respect to any proceedings before any court, board or other Governmental Authority which would reasonably be expected to affect in any material adverse way the rights of Mezzanine Lender hereunder or under any of the other Loan Documents (Mezzanine) and, in connection therewith, permit Mezzanine Lender, at its election, to participate in any such proceedings which may have a Material Adverse Effect.

5.1.8 Perform Loan Documents (Mezzanine).

Mezzanine Borrower shall observe, perform and satisfy all the terns, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required, under the Loan Documents (Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower.

5.1.9 Further Assurances; Separate Notes.

(a) Mezzanine Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Mezzanine Lender all documents and take all actions reasonably required by Mezzanine Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement and the other Loan Documents (Mezzanine) and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Loan Documents (Mezzanine), to subject to the Loan Documents (Mezzanine) any property of Mezzanine Borrower intended by the terms of any one or more of the Loan Documents (Mezzanine) to be encumbered by the Loan Documents (Mezzanine) or otherwise carry out the purposes of the Loan Documents (Mezzanine) and the transactions contemplated thereunder. Mezzanine Borrower agrees that it shall, upon request, reasonably cooperate with Mezzanine Lender in connection with any request by Mezzanine Lender to sever the Mezzanine Note into two (2) or more separate substitute notes in an aggregate principal amount equal to the Principal Amount and to reapportion the Loan among such separate substitute notes, including, without limitation, by executing and delivering to Mezzanine Lender new substitute notes to replace the Mezzanine Note, amendments to or replacements of existing Loan Documents (Mezzanine) to reflect such severance and/or Opinions of Counsel with respect to such substitute notes, amendments and/or replacements, provided that Mezzanine Borrower shall bear no costs or expenses in connection therewith (other than administrative costs and expenses of Mezzanine Borrower). Any such substitute notes may have varying principal amounts and economic terms, provided, however, that (i) the maturity date of any such substitute note shall be the same as the scheduled Maturity Date of the Mezzanine Note immediately prior to the issuance of such substitute notes, (ii) the substitute notes shall provide for amortization of the Principal Amount on a weighted average basis over a period not less than the amortization period provided under the Mezzanine Note, if any, immediately prior to the issuance of the substitute notes, (iii) the weighted average LIBOR Margin for the term of the substitute notes shall not exceed the LIBOR Margin under the Mezzanine Note immediately prior to the issuance of such substitute notes, and (iv) the economics of the Loan, taken as a whole, shall not change in a manner which is adverse to Mezzanine Borrower. Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender may apply payment of all sums due under such substitute notes in such order and priority as Mezzanine Lender shall elect in its sole and absolute discretion.

(b) Mezzanine Borrower further agrees that if, in connection with a Securitization, it is determined by the Rating Agencies that a portion of the Securitization would not receive an “investment grade” rating unless the principal amount of the Mortgage Loan were to be decreased and, as a result, the principal amount of the Mortgage Loan is decreased, then (i) Mezzanine Borrower shall take all actions as are necessary to effect the “resizing” of the Loan and the Mortgage Loan, (ii) Mezzanine Borrower shall cause Mortgage Borrower to comply with its agreement to effect a “resizing”, and (iii) Mezzanine Lender shall on the date of the “resizing” of the Loan lend to Mezzanine Borrower (by way of a reallocation of the principal amount of the Mortgage Loan and the Loan) such additional amount equal to the amount of the principal reduction of the Mortgage Loan provided that Mortgage Borrower and Mezzanine Borrower execute and deliver any and all necessary amendments or modifications to the Loan Documents (Mortgage) and the Loan Documents (Mezzanine). In addition, Mezzanine Borrower and Mezzanine Lender agree that if, in connection with the Securitization, it is determined by the Rating Agencies that, if the principal amount of the Loan were to be decreased and, as a result the principal amount of the Mortgage Loan were increased, more “investment grade” rated securities could be issued, then (A) if “resizing” to increase the size of the Mortgage Loan and decrease the size of the Loan is provided for in the Loan Documents (Mortgage), each of them shall take all actions provided for in the documentation for the Loan as are necessary to effect the “resizing” of the Loan and the Mortgage Loan, (B) Mezzanine Borrower shall cause Mortgage Borrower to comply with its agreement to effect a “resizing”, and (C) Mortgage Lender shall on the date of the “resizing” of the Loan lend to Mortgage Borrower (by way of a reallocation of the principal amount of the Loan and the Mezzanine Loan) an additional amount equal to the amount of principal reduction of the Loan, provided that Mortgage Borrower and Mezzanine Borrower execute and deliver any and all necessary modifications to the Loan Documents (Mortgage) and Loan Documents (Mezzanine). In connection with the foregoing, Mezzanine Borrower agrees, at Mezzanine Borrower’s sole cost and expense, to execute and deliver such documents and other agreements reasonably required by Mortgage Lender and/or Mezzanine Lender to “re-size” the Loan and the Mortgage Loan, including, without limitation, an amendment to this Agreement, the Mezzanine Note, the Pledge and the other Loan Documents (Mortgage) and, if the principal amount of the Mortgage Loan is increased, an endorsement to the Title Policy reflecting an increase in the insured amount thereunder. Notwithstanding the foregoing, Mezzanine Lender agrees that any “resizing” of the Mortgage Loan and the Loan shall not change the economics of the Mortgage Loan and the Loan taken as a whole in a manner which is adverse to Mezzanine Borrower.

(c) In addition, Mezzanine Borrower shall, at Mezzanine Borrower’s sole cost and expense:

(i) furnish to Mezzanine Lender, to the extent not otherwise already furnished to Mezzanine Lender and reasonably acceptable to Mezzanine Lender, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Mortgage Borrower pursuant to the terms of the Loan Documents (Mortgage);

(ii) execute and deliver, from time to time, such further instruments (including, without limitation, delivery of any financing statements under the UCC) as may be reasonably requested by Mezzanine Lender to confirm the lien of the Pledge and this Agreement on any Collateral;

(iii) execute and deliver to Mezzanine Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Mezzanine Borrower under the Loan Documents (Mezzanine), as Mezzanine Lender may reasonably require; and

(iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the terms and conditions of this Agreement and the other Loan Documents (Mezzanine), as Mezzanine Lender shall reasonably require from time to time.

5.1.10 Business and Operations.

Mezzanine Borrower shall continue to and shall cause Mortgage Borrower to continue to engage in the businesses presently conducted by each of them as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property and the Collateral, as applicable. Mezzanine Borrower shall and shall cause Mortgage Borrower to qualify to do business and shall remain in good standing under the laws of all applicable jurisdictions as and to the extent required for the ownership, maintenance, management and operation of the Property and, as applicable, the ownership of the Collateral.

5.1.11 Title to the Collateral.

Mezzanine Borrower shall warrant and defend (a) its title to the Collateral and every part thereof, and (b) the validity and priority of the Lien of the Pledge and this Agreement on the Collateral, in each case against the claims of all Persons whomsoever. Mezzanine Borrower shall reimburse Mezzanine Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Mezzanine Lender if an interest in the Collateral is claimed by another Person.

5.1.12 Costs of Enforcement.

In the event (a) that this Agreement or the Pledge is foreclosed upon in whole or in part or this Agreement or the Pledge is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any security agreement prior to or subsequent to this Agreement or the Pledge in which proceeding Mezzanine Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Mezzanine Borrower or any of its constituent Persons or an assignment by Mezzanine Borrower or any of its constituent Persons for the benefit of its creditors, Mezzanine Borrower, its successors or assigns shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Mezzanine Lender as a prevailing party or Mezzanine Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

5.1.13 Estoppel Statement.

(a) Mezzanine Borrower shall, from time to time, upon thirty (30) days’ prior written request from Mezzanine Lender, but not more than two (2) times in any calendar year, execute, acknowledge and deliver to Mezzanine Lender (and shall cause Mortgage Borrower to execute, acknowledge and deliver to Mezzanine Lender), an Officer’s Certificate, stating that this Agreement and the other Loan Documents (Mezzanine) (or, as applicable, the Loan Documents (Mortgage)) are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents (Mezzanine) or, as applicable, Loan Documents (Mortgage) are in full force and effect as modified and setting forth such modifications), stating the amount of accrued and unpaid interest and the outstanding principal amount of the Mezzanine Note (or, as applicable, the Mortgage Note) and containing such other information with respect to Mezzanine Borrower, Guarantor, Mortgage Borrower, the Property, the Loan and the Loan (Mortgage) as Mezzanine Lender shall reasonably request. The estoppel certificate shall also state, to the best of Mezzanine Borrower’s knowledge, either that no Event of Default or Mortgage Event of Default exists hereunder or thereunder or, if any Event of Default or Mortgage Event of Default shall exist hereunder or thereunder, specify such Event of Default or Mortgage Event of Default and the steps being taken to cure such Event of Default or Mortgage Event of Default.

(b) Mezzanine Borrower shall use commercially reasonable efforts to deliver to Mezzanine Lender, within fifteen (15) Business Days of Mezzanine Lender’s request, tenant estoppel certificates from each tenant leasing space at the Property in substantially the form and substance of the estoppel certificate attached as Exhibit G to the Loan Agreement (Mortgage) or in form and substance similar to those delivered in connection with the closing of the Loan, provided that Mezzanine Borrower shall not be required to deliver such certificates more frequently than two times in any calendar year.

5.1.14 Loan Proceeds.

Mezzanine Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.15 No Joint Assessment.

Mezzanine Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.16 No Further Encumbrances.

Mezzanine Borrower shall do, or cause to be done, all things necessary to keep and protect the Property and the Collateral and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for (a) with respect to the Property, Permitted Encumbrances, (b) Liens permitted pursuant to the Loan Documents (Mezzanine) or the Loan Documents (Mortgage), (c) Liens for Impositions prior to the imposition of any interest, charges or expenses for the non-payment thereof, (d) any Liens permitted pursuant to Leases, and (e) such other Liens to which Mezzanine Lender shall consent in writing.

5.1.17 Article 8 “Opt In” Language.

Each organizational document of General Partner, Global Marsh Limited Partner, LLC and Mortgage Borrower shall be modified to include the language set forth on Exhibit O, and such language shall remain in each such organizational document for so long as the Obligations (Mezzanine) are outstanding.

5.1.18 Leases and REAs.

Mezzanine Borrower shall cause Mortgage Borrower, promptly after receipt thereof, to deliver to Mezzanine Lender a copy of any notice received with respect to the REAs and the Leases claiming that Mezzanine Borrower is in default in the performance or observance of any of the material terms, covenants or conditions of any of the REAs or the Leases.

5.1.19 Loan (Mortgage) Covenants.

(a) Mezzanine Borrower hereby covenants that it shall cause Mortgage Borrower to fully keep, perform and comply with (or cause to be kept, performed and complied with) each of the covenants set forth in the Loan Agreement (Mortgage) and the Security Instrument, which are hereby incorporated by reference as if fully set forth herein, notwithstanding any waiver or future amendment of such covenants by Mortgage Lender (other than a Permitted Mortgage Loan Amendment). Mezzanine Borrower acknowledges that the obligation to cause Mortgage Borrower to comply with such covenants is separate from, and may be enforced independently from, the obligations of Mortgage Borrower under the Loan Documents (Mortgage).

(b) Mezzanine Borrower shall not, and shall cause Mortgage Borrower not to, (i) amend or modify (by agreement on the part of Mortgage Borrower or Mezzanine Borrower), or (ii) affirmatively permit the modification or amendment of (by operation of law or otherwise), the Loan Documents (Mortgage) in effect as of the Closing Date that would be a Prohibited Mortgage Loan Amendment except for those amendments or modifications (Permitted Mortgage Loan Amendments) (A) that are required under the Loan Documents (Mortgage) or that Mortgage Borrower is required to consent to thereunder pursuant to the express terms of the Loan Documents (Mortgage) or applicable law, (B) which do not constitute a Prohibited Mortgage Loan Amendment, or (C) are otherwise consented to by Mezzanine Lender. As used herein, a Prohibited Mortgage Loan Amendment shall mean an amendment or modification to the Loan Documents (Mortgage) (1) that is reasonably likely to have a Material Adverse Effect, or (2) which (a) increases the principal amount of the Loan (Mortgage) (exclusive of protective advances), (b) increases the interest rate payable under the Loan (Mortgage), (c) provides for the payment of any additional interest, additional fees, increases the amount of or adds additional reserve payments or increases the amount of, adds additional escrows or otherwise increases the amount payable under the Loan (Mortgage), (d) increases the frequency or payment amount of the periodic principal installments under the Loan (Mortgage), (e) modifies the recourse carveout obligations under the Loan Documents (Mortgage) in a manner which increases or expands recourse liability, (f) modifies the due-on-sale, due-on-encumbrance or collateral release provisions of the Loan Documents (Mortgage), (g) modifies the provisions governing requirements with respect to the Independent Managers under the Loan Documents (Mortgage) in a manner materially adverse to Mezzanine Lender, (h) adds material additional obligations, liabilities or indemnities on the part of Mortgage Borrower, Guarantor, General Partner or Mezzanine Borrower, (i) shortens any default cure periods or adds any additional defaults under the Loan Documents (Mortgage), (j) extends the maturity date of the Loan (Mortgage) beyond the initially scheduled maturity date (except in connection with any work-out or other surrender, compromise, release, renewal or indulgence relating to the Loan (Mortgage), (k) modifies any provisions related to the Management Agreement in a manner materially adverse to Mezzanine

Lender, (1) waives or modifies any provisions related to the use of proceeds under the Loan Documents (Mortgage) in a manner materially adverse to Mezzanine Lender, (m) modifies any provisions of the Loan Documents (Mortgage) related to the funding of escrows or cash management or any provision of the Account Agreement (Mortgage) in a manner materially adverse to Mezzanine Lender, or (n) decreases or materially modifies any insurance requirements under the Loan Documents (Mortgage). Any amendment or modification to the Loan Documents (Mortgage) in violation of this Section 5.1.19(b) shall be ineffective as between Mezzanine Borrower and Mezzanine Lender and, if not cured by Mezzanine Borrower within thirty (30) days after written notice from Mezzanine Lender, shall constitute an Event of Default hereunder, unless Mezzanine Lender consents thereto in writing in its sole discretion.

(c) In the event the Loan (Mortgage) shall at any time be repaid, or the Liens securing the Loan (Mortgage) at any time shall be released in full, then, unless and until the Mezzanine Note shall have been repaid in full and all obligations of Mezzanine Borrower to Mezzanine Lender hereunder and under the other Loan Documents (Mezzanine) shall have been satisfied, Mezzanine Borrower and Manager shall nevertheless comply or cause Mortgage Borrower to comply with each of the terms and provisions of the Loan Documents (Mortgage) (other than payment of principal, interest and premium (if any)), and the Loan Documents (Mortgage) shall nevertheless be deemed to remain in full force and effect as between Mezzanine Borrower and Mezzanine Lender with Mezzanine Lender being deemed in such context to possess exclusively all of the rights and remedies of Mortgage Lender thereunder, including, without limitation, all rights of consent and approval, rights to receive and control the disposition of casualty insurance proceeds and condemnation awards and the right to collect Rents through a lockbox and make waterfall distributions (but expressly excluding any rights and remedies relating to payment of the indebtedness under the Loan Documents (Mortgage) and evidenced by the Mortgage Note, and Mezzanine Borrower shall nevertheless comply or cause Mortgage Borrower to comply with each of the terms and provisions of the Loan Documents (Mortgage) (and any Permitted Mortgage Loan Amendments or amendment or modification consented to in writing by Mezzanine Lender) (other than the payment of principal, interest and premium, if any). Mezzanine Borrower shall, and shall cause Mortgage Borrower to, execute any and all documents reasonably requested by Mezzanine Lender for the implementation or furtherance of the foregoing provided that the same shall be at Mezzanine Lender’s sole cost and expense. Mezzanine Borrower shall deliver to Mezzanine Lender copies of any and all modifications to the Loan Documents (Mortgage) within five (5) Business Days after execution thereof.

(d) Mezzanine Borrower covenants and agrees to cause Mortgage Borrower to deliver any and all financial information delivered or required to be delivered to Mortgage Lender pursuant to the terms of the Loan Documents (Mortgage) to be delivered simultaneously to Mezzanine Lender.

5.1.20 Plan Assets, etc.

Mezzanine Borrower will do or cause to be done all things necessary to ensure that it will not be deemed to hold “plan assets” within the meaning of U.S. Department of Labor Regulation Section 2510.3-101 (Plan Assets) at any time during the term the Loan is outstanding and has certified to Mezzanine Lender that it does not hold, nor would it be deemed to hold, Plan Assets as of the date hereof. Mezzanine Borrower shall require, or cause to be required, each proposed transferee of any direct or indirect equity interest in Mezzanine Borrower, as a condition precedent to such transfer, to certify to Mezzanine Borrower and Mezzanine Lender that the source of funds used or to be used by it to acquire its direct or indirect interest in Mezzanine Borrower are not Plan Assets and are not deemed to be Plan Assets under the U.S. Department of Labor’s plan asset regulations. Mezzanine Borrower has provided Mezzanine Lender with a copy of Mezzanine Borrower’s certification and agrees to deliver to Mezzanine Lender from time to time throughout the term the Loan is outstanding, as requested by Mezzanine Lender, but no more than once in any twelve month period, a copy of each such certification from each proposed transferee.

5.1.21 Impositions.

Mezzanine Borrower shall cause Mortgage Borrower to pay all Impositions, to timely pay all claims for labor, material or supplies that if unpaid or unbonded might by law become a lien or charge upon any of its property (including the Property) and to keep the Property free from any Lien (other than the lien of the Loan Documents (Mortgage) and the Permitted Encumbrances) and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed upon the Property or any portion thereof within sixty (60) days after receiving written notice (whether from Mezzanine Lender, the lienholder or any other Person) of the filing thereof, subject in each case to Mortgage Borrower’s right to contest the same as permitted in but subject to the conditions set forth in the Loan Agreement (Mortgage) so long as no Event of Default has occurred. In the event that Mortgage Borrower elects to commence any contest or similar proceeding with respect to any such Imposition, Lien or other claim described herein, Mezzanine Borrower shall provide prompt written notice thereof to Mezzanine Lender together with such evidence as Mezzanine Lender may reasonably require showing Mortgage Borrower’s satisfaction of the requirements set forth in Section 7.3 of the Loan Agreement (Mortgage) prior to Mortgage Borrower conducting such contest. Notwithstanding the foregoing, Mezzanine Borrower shall cause Mortgage Borrower promptly to pay any contested Imposition, Lien or claim, and the payment thereof shall not be deferred, if Mezzanine Lender or Mortgage Borrower may be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Mortgage Borrower, then Mezzanine Borrower shall cause Mortgage Borrower to deliver to Mezzanine Lender reasonable evidence of payment of such contested Imposition or Lien.

Section 5.2 Negative Covenants.

From the Closing Date until payment and performance in full of all obligations of Mezzanine Borrower under the Loan Documents (Mezzanine) or the earlier release of the Lien of this Agreement and the Pledge in accordance with the terms of this Agreement and the other Loan Documents (Mezzanine), Mezzanine Borrower covenants and agrees with Mezzanine Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Debt.

Without the prior written consent of Mezzanine Lender, such consent to be made in Mezzanine Lender’s sole determination, incur, create, assume or be liable with respect to any additional Debt (including, without limitation, any secondary or junior financing or any preferred equity investment) or create or permit to be created or to remain any Lien on or conditional sale or other title retention agreement with respect to the Collateral or any part thereof or income therefrom, other than the Loan Documents (Mezzanine). Except as expressly permitted pursuant to the Loan Documents (Mortgage), Mezzanine Borrower shall not cause or permit Mortgage Borrower to (a) incur, create, assume or be liable with respect to any additional Debt (including, without limitation, any secondary or junior financing or preferred equity investment) other than the Loan (Mortgage) (and ordinary course trade payables expressly permitted by the Loan Agreement (Mortgage)), regardless of whether same has been repaid in whole or in part, or (b) create or permit to be created or to remain any Lien on or conditional sale or other title retention agreement with respect to the Property other than the Loan (Mortgage) (it being acknowledged and agreed that any refinancing of such Debt in connection with an assignment and restatement of the Loan Documents (Mortgage) shall be in violation of this Section 5.2.1).

5.2.2 Encumbrances.

Other than in connection with the Loan Documents (Mezzanine) and the Loan Documents (Mortgage), none of Mezzanine Borrower, Mortgage Borrower, General Partner or Guarantor will: (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Debt or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Debt or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Debt which prohibits the creation or maintenance of any lien securing the Obligations (Mezzanine).

5.2.3 Engage in Different Business.

Engage, directly or indirectly, in any business other than that of entering into this Agreement and the other Loan Documents (Mezzanine) to which Mezzanine Borrower is a party and ownership of interests in Mortgage Borrower and activities related thereto.

5.2.4 Make Advances.

Make advances or loans to any Person or hold any investments, except as expressly permitted pursuant to the terns of this Agreement or any other Loan Document (Mezzanine).

5.2.5 Partition.

Permit Mortgage Borrower to partition the Property.

5.2.6 Commingle.

Commingle its assets with the assets of any of its Affiliates.

5.2.7 Guarantee Obligations.

Guarantee any obligations of any Person.

5.2.8 Transfer Assets.

Transfer any asset other than in the ordinary course of business or Transfer any interest in the Property, except as may be permitted hereby or in the other Loan Documents (Mezzanine).

5.2.9 Amend Organizational Documents.

Amend or modify any of its organizational documents without Mezzanine Lender’s consent, other than in connection with any Transfer permitted pursuant to Article VII or to reflect any change in capital accounts, contributions, distributions, allocations or other provisions that do not and could not reasonably be expected to have a Material Adverse Effect and provided that Mezzanine Borrower and each other SPE Entity each remain a Single Purpose Entity.

5.2.10 Dissolve.

Dissolve, wind-up, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to this Agreement.

5.2.11 Bankruptcy.

(a) File a bankruptcy or insolvency petition or otherwise institute insolvency proceedings, (b) dissolve, liquidate, consolidate, merge or sell all or substantially all of Mezzanine Borrower’s assets other than in connection with the repayment of the Loan, or (c) file or solicit the filing of an involuntary bankruptcy petition against Mezzanine Borrower, Mortgage Borrower, General Partner or any other SPE Entity, without obtaining the prior consent of all of the directors of the applicable SPE Entity including, without limitation, the Independent Managers.

5.2.12 ERISA.

Engage in any activity that would subject it to regulation under ERISA or qualify it as an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) to which ERISA applies, and Mezzanine Borrower’s assets do not and will not constitute Plan Assets.

5.2.13 Manager.

(a) Mezzanine Borrower shall not, without the prior written consent of Mezzanine Lender, which consent shall not be unreasonably withheld or delayed, permit Mortgage Borrower to: (i) materially modify, change, supplement, alter or amend the Management Agreement or waive or release any of its right and remedies under the Management Agreement that would have a Material Adverse Effect, or (ii) replace Manager with a Person other than a Qualified Manager;

(b) Mezzanine Borrower shall cause Mortgage Borrower to notify Mezzanine Lender in writing (and shall deliver a copy of the proposed management agreement) of any entity proposed to be designated as a Qualified Manager of the Property not less than thirty (30) days before such Qualified Manager begins to manage the Property and, if a Securitization shall have occurred, shall obtain prior to any appointment of a Qualified Manager a Rating Agency Confirmation with respect to any proposed Qualified Manager;

(c) If (i) an Event of Default has occurred and is continuing, or (ii) Manager shall become the subject of a bankruptcy proceeding, Mezzanine Borrower shall, at the request of Mezzanine Lender and provided Mortgage Lender consents, terminate the Management Agreement and replace Manager with a Qualified Manager in accordance with this Section 5.2.13 and deliver an acceptable Non-Consolidation Opinion covering such replacement Manager if such Person (A) is not covered by the Non-Consolidation Opinion or an Additional Non-Consolidation Opinion, and (B) is an Affiliate of Mezzanine Borrower; and

(d) Upon the retention of a Qualified Manager, Mezzanine Lender, and if a Securitization shall have occurred, the Rating Agencies, shall have the right to approve any new management agreement with such Qualified Manager (which approval by Mezzanine Lender shall not be unreasonably withheld or delayed).

5.2.14 Modify REAs.

Without the prior consent of Mezzanine Lender, which shall not be unreasonably withheld, delayed or conditioned, Mezzanine Borrower shall not permit Mortgage Borrower to execute modifications to the REAs.

5.2.15 Modify Account Agreement (Mezzanine).

Without the prior consent of Mezzanine Lender, which shall not be unreasonably withheld, delayed or conditioned, Mezzanine Borrower shall not execute any modification to the Account Agreement (Mezzanine).

5.2.16 Zoning Reclassification.

Without the prior written consent of Mezzanine Lender, permit Mortgage Borrower to (a) initiate or consent to any zoning reclassification of any portion of the Property, (b) seek any variance under any existing zoning ordinance that could result in the use of the

Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (c) allow any portion of the Property to be used in any manner that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation.

5.2.17 Change of Principal Place of Business.

Change its principal place of business and chief executive office set forth on the first page of this Agreement without first giving Mezzanine Lender thirty (30) days’ prior written notice (but in any event, within the period required pursuant to the UCC) and there shall have been taken such action, reasonably satisfactory to Mezzanine Lender, as may be necessary to maintain fully the effect, perfection and priority of the security interest of Mezzanine Lender hereunder in the Account Collateral (Mezzanine) and the Rate Cap Collateral at all times.

5.2.18 Debt Cancellation.

Cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.

5.2.19 Misapplication of Funds.

Distribute any revenue from the Property or any Proceeds in violation of the provisions of this Agreement, fail to remit amounts to the Mezzanine Account as required by Section 3.1 or the Pledge, misappropriate any security deposit or portion thereof or apply the proceeds of the Loan in violation of Section 2.1.4.

5.2.20 Single-Purpose Entity.

Fail to be a Single-Purpose Entity or take or suffer any action or inaction the result of which would be to cause it or any SPE Entity to cease to be a Single-Purpose Entity.

VI.	INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 6.1 Insurance Coverage Requirements.

(a) Mezzanine Borrower will cause Mortgage Borrower, at its expense, to procure and maintain the insurance policies required by the Loan Documents (Mortgage). Each commercial general liability or umbrella liability policy with respect to the Property shall name Mezzanine Lender as an additional insured and shall contain a cross liability/severability endorsement in form and substance acceptable to Mezzanine Lender.

(b) In the event of any loss or damage to the Property, Mezzanine Borrower shall give prompt written notice to the insurance carrier and Mezzanine Lender. Mezzanine Lender acknowledges that Mortgage Borrower’s rights to any insurance proceeds are subject to the terms of the Loan Agreement (Mortgage). Mezzanine Borrower may not and shall not permit Mortgage Borrower to settle, adjust or compromise any claim under such insurance policies without the prior written consent of Mezzanine Lender, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that Mortgage Borrower may make proof of loss and adjust and compromise any claim under casualty insurance policies which is of an amount less than $1,000,000 so long as no Event of Default has occurred. Any proceeds of such claim which are not used to reconstruct or repair the Property, or applied to the balance of the Mortgage Loan, shall be deposited into the accounts established pursuant to the Loan Agreement (Mortgage) to the extent required thereby, or if such deposit is not required thereunder, then such proceeds shall be paid to Mezzanine Lender and applied to the payment of the Obligations (Mezzanine) whether or not then due.

(c) In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to reconstruct, restore or repair the Property following a casualty to any portion of the Property, Mezzanine Borrower shall cause Mortgage Borrower to promptly and diligently repair and restore the Property in the manner and within the time periods required by the Loan Agreement (Mortgage), the Leases and any other agreements affecting the Property. In the event that Mortgage Borrower is permitted pursuant to terms of the Loan Agreement (Mortgage) to elect to not reconstruct, restore or repair the Property following a casualty to any portion of the Property, Mezzanine Borrower shall not permit Mortgage Borrower to elect not to reconstruct, restore or repair the Property without the prior written consent of Mezzanine Lender.

(d) Mezzanine Borrower shall comply in all material respects with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required to be maintained by Mortgage Borrower on or with respect to any part of the Property pursuant to Section 6.1 of the Loan Agreement (Mortgage).

Section 6.2 Condemnation.

Mezzanine Borrower shall promptly notify Mezzanine Lender in writing upon obtaining knowledge of (a) the institution of any proceedings relating to any Taking (whether material or immaterial) of, or (b) the occurrence of any casualty, damage or injury to, the Property or any portion thereof, the restoration of which is estimated by Mezzanine Borrower in good faith to cost more than $1,000,000. Mezzanine Lender acknowledges that Mortgage Borrower’s rights to any condemnation award is subject to the terms of the Loan Agreement (Mortgage). Notwithstanding the foregoing, Mezzanine Borrower may not and shall not permit Mortgage Borrower to settle or compromise any claim, action or proceeding relating to such damage or condemnation without the prior written consent of Mezzanine Lender, which shall not be unreasonably withheld, delayed or conditioned; provided, further, that Mortgage Borrower may settle, adjust and compromise any such claim, action or proceeding which is of an amount less than $1,000,000 so long as no Default or Event of Default has occurred. Any Excess Proceeds shall be paid to Mezzanine Lender and applied to the payment of the Obligations (Mezzanine) whether or not then due pursuant to Section 2.3.1(b). In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to reconstruct, restore or repair the Property following a condemnation of any portion of the Property, Mezzanine Borrower shall cause Mortgage Borrower to promptly and diligently repair and restore the Property in the manner and within the time periods required by the Loan Agreement (Mortgage), the Leases and any other agreements affecting the Property. In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to elect not to reconstruct, restore or repair the Property following a condemnation of any portion of the Property, Mezzanine Borrower shall not permit Mortgage Borrower to elect not to reconstruct, restore or repair the Property without the prior written consent of Mezzanine Lender.

Section 6.3 Certificates.

Mezzanine Borrower shall deliver (or cause Mortgage Borrower to deliver) to Mezzanine Lender annually, concurrently with the renewal of the insurance policies required hereunder, a certificate from Mezzanine Borrower’s and Mortgage Borrower’s insurance agent stating that the insurance policies required to be delivered to Mezzanine Lender pursuant to Section 6.1 and Section 2.5.2(h) are maintained with insurers who comply with the terms of Section 6.1.9 of the Loan Agreement (Mortgage), setting forth a schedule describing all premiums required to be paid by Mezzanine Borrower or Mortgage Borrower, as applicable, to maintain the policies of insurance required under Section 6.1 and Section 2.5.2(h) and stating that either Mezzanine Borrower or Mortgage Borrower, as applicable, has paid such premiums. Certificates of insurance with respect to all replacement policies shall be delivered to Mezzanine Lender not less than fifteen (15) Business Days prior to the expiration date of any of the insurance policies required to be maintained hereunder, which certificates shall bear notations evidencing payment of applicable premiums. Originals (or certified copies) of such replacement insurance policies shall be delivered to Mezzanine Lender promptly after Mezzanine Borrower’s receipt thereof but in any case within thirty (30) days after the effective date thereof (including the insurance certificates delivered pursuant to Section 2.5.2(h) ). If Mezzanine Borrower fails to (a) maintain or to deliver to Mezzanine Lender the certificates of insurance required by this Agreement, or (b) maintain and deliver originals (or certificated copies) of such insurance policies within thirty (30) days after the effective date thereof, upon five (5) Business Days’ prior notice to Mezzanine Borrower, Mezzanine Lender may procure such insurance, and all out-of-pocket costs thereof (and interest thereon at the Default Rate) shall be added to the Indebtedness. Mezzanine Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment or defense of lawsuits, and Mezzanine Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto. Mezzanine Borrower agrees that any replacement insurance policy required hereunder shall comply with Section 6.1.8 of the Loan Agreement (Mortgage) with respect to terrorism insurance, and Mezzanine Lender agrees that Mezzanine Borrower shall not have any obligation to provide terrorism insurance other than the terrorism insurance required by Section 6.1.8 of the Loan Agreement (Mortgage).

VII.	TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS

Section 7.1 Restrictions on Transfers.

Unless such action is permitted by the provisions of this Article VII, Mezzanine Borrower shall not, and shall not permit any other Person to, except with the prior written consent of Mezzanine Lender in each instance, directly or indirectly: (a) Transfer all or any portion of the Property, or any part thereof or any interest therein, or the Collateral or any part thereof, or any income or profits from the Property or the Collateral, or any other accounts, contract rights, general intangibles, instruments, chattel paper or other assets or claims, whether now owned or hereafter acquired; or (b) create or suffer to be created or to exist any lien, encumbrance, security interest, mortgage, pledge, restriction, attachment or other charge of any kind upon, or any levy, seizure, attachment or foreclosure of, the Property or the Collateral, or any part thereof or interest therein, or any income or profit therefrom, or any other accounts, contract rights, general intangibles, instruments, chattel paper or other assets or claims, whether now owned or hereafter acquired, except for, with respect to the Property, Permitted Encumbrances. For the purposes of this Section 7.1, the Transfer of all or any portion of the direct or indirect ownership interests in Mortgage Borrower, General Partner or Mezzanine Borrower at any level or tier, including, without limitation, the interest of (i) Mezzanine Borrower in Mortgage Borrower, (ii) Mezzanine Borrower in any SPE Entity, or (iii) any SPE Entity in Mortgage Borrower or General Partner or the creation or addition of a new member or other owner of any interest in Mortgage Borrower, General Partner, Mezzanine Borrower or any other SPE Entity, as the case may be, shall be deemed to be a Transfer of an interest in the Property.

Section 7.2 Deliveries to Mezzanine Lender.

Not less than thirty (30) days prior to the closing of any transaction subject to the provisions of this Article VII, Mezzanine Borrower shall deliver to Mezzanine Lender an Officer’s Certificate describing the proposed transaction and stating that such transaction is permitted by this Article II, together with any appraisal or other documents upon which such Officer’s Certificate is based. In addition, Mezzanine Borrower shall provide Mezzanine Lender with copies of executed deeds or other similar closing documents within ten (10) Business Days after such closing.

Section 7.3 Permitted Transfers.

(a) Transfers by Mortgage Borrower. In the event Mortgage Borrower obtains a release of one or more of the Individual Properties in accordance with the terms and conditions of Section 8.7.1 of the Loan Agreement (Mortgage) or otherwise Transfers any Individual Property, Mezzanine Borrower shall pay to Mezzanine Lender on the Payment Date upon which such Transfer occurs or, if such Transfer occurs on a date other than a Payment Date, on the next succeeding Payment Date following such Transfer, an amount equal to one hundred twenty-five percent (125%) of the Allocated Loan Amount (Mezzanine) for such Property, together with all unpaid interest payable through the end of the Interest Period during which such Payment Date occurs (even if such period extends beyond such Payment Date) but without other premium, penalty or the Liquidated Damages Amount (the Release Payment). Notwithstanding the foregoing, (i) in no event shall Mezzanine Borrower cause or permit Mortgage Borrower to obtain a release of the any Individual Property if, following the release of such Individual Property, the Individual Properties that will remain subject to the lien of the Security Instrument will provide a debt service coverage ratio on the Notes of less than 1.0 to

1.0, based on the actual Net Operating Income for such Individual Properties for the twelve (12) months immediately preceding the date of such Property Release, as reflected on the financial statement delivered pursuant to Section 11.2 of the Loan Agreement (Mortgage), and an assumed debt service on the Notes calculated at a weighted average constant of 10.5% constant and (ii) in no event shall the Release Payment exceed the then outstanding Obligations (Mezzanine). The Release Payment shall be deposited directly into the Mezzanine Account.

(b) Transfers of Interests in Mezzanine Borrower. Notwithstanding anything herein or in the other Loan Documents (Mezzanine) to the contrary, a Transfer (but not a pledge or encumbrance) of up to forty-nine percent (49%), in the aggregate, of the direct or indirect ownership interests in Global Marsh Member, LLC shall not require Mezzanine Lender’s prior written consent; provided that each of the following conditions is satisfied (a Permitted Transfer): (i) Mezzanine Lender shall receive at least thirty (30) days’ prior written notice of such Transfer; (ii) no Event of Default shall have occurred and nor shall such Transfer cause a Default or Event of Default; (iii) after giving effect to such Transfer, CalPERS shall continue to Control, in at least the same manner as on the Closing Date, Mezzanine Borrower and own at least fifty-one percent (51%) of the direct and indirect beneficial interests in Global Marsh Member, LLC; (iv) Mezzanine Borrower shall cause such Persons as Mezzanine Lender may require to execute such amendments to the Loan Documents (Mezzanine) and/or provide such additional pledges or assignments (including, without limitation, entering into pledges in substantially the same form as, and providing for the same personal liability as the transferor under, the Pledge) as Mezzanine Lender shall reasonably require in order to provide Mezzanine Lender with the same rights, pledges and security afforded under the Loan Documents (Mezzanine); (v) Mezzanine Borrower and each other such SPE Entity shall remain a Single Purpose Entity; (vi) Mezzanine Borrower shall deliver to Mezzanine Lender evidence satisfactory to Mezzanine Lender that such Transfer shall not, and will not with the giving of notice or the passage of time, constitute a Mortgage Event of Default; (vii) Mezzanine Lender shall receive and approve (such approval not to be unreasonably withheld, conditioned or delayed) certified copies of the organizational documents and authorizing resolutions for such transferee and the other Persons executing the documents contemplated by clause (iv) above and such opinions of counsel to such transferee and such other Persons as may be reasonably required by Mezzanine Lender, excluding, however, an Additional Non-Consolidation Opinion; and (viii) Mezzanine Borrower shall reimburse Mezzanine Lender, on the date of such Transfer or Transfers, for all reasonable, out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred or to be incurred by Mezzanine Lender in connection with any Transfer permitted pursuant to this Article VII.

(c) Determination. The determination of whether the conditions for Transfer set forth in this Section 7.3 have been satisfied shall be made by Mezzanine Lender in its reasonable discretion.

(d) Mezzanine Loan Assumption. In the event Mortgage Borrower satisfies the conditions for the assumption of the Mortgage Loan by the purchaser of the Property in accordance with the terms and conditions of Section 8.7.3 of the Loan Agreement (Mortgage) in connection with the Transfer of the Property pursuant to Article VIII of the Loan Agreement (Mortgage), Mezzanine Borrower shall have the right to request Mezzanine Lender’s consent, which consent may be granted or denied in Mezzanine Lender’s sole and absolute discretion, to the assumption of the Loan by the owner or owners, directly or indirectly, of 100% of the equity interests in the purchaser of the Property (collectively, New Equity Owner). Any such assumption of the Loan shall be subject to, among other things, satisfaction of the following conditions: (i) Mezzanine Lender shall receive at least thirty (30) days’ prior written notice of such assumption; (ii) no Event of Default shall have occurred and be continuing; (iii) Mezzanine Lender shall have received financial information, including, without limitation, audited financial statements, for New Equity Owner; (iv) Mezzanine Lender shall receive such amendments to the Loan Documents (Mezzanine) and/or pledges or assignments (including, without limitation, entering into pledges in substantially the same form as, and providing for the same personal liability as Mezzanine Borrower under, the Pledge) as Mezzanine Lender shall reasonably require in order to provide Mezzanine Lender with the same rights, pledges and security afforded under the Loan Documents (Mezzanine); (v) Mezzanine Lender shall have received evidence satisfactory to Mezzanine Lender that New Equity Owner is a Single Purpose Entity; (vi) Mezzanine Lender shall have received evidence satisfactory to Mezzanine Lender that such assumption shall not, and will not with the giving of notice or the passage of time, constitute a Mortgage Event of Default; (vii) Mezzanine Lender shall receive and approve (such approval not to be unreasonably withheld, conditioned or delayed) certified copies of the organizational documents and authorizing resolutions for New Equity Owner and the other Persons executing the documents contemplated by clause (iv) above and such opinions of counsel to New Equity Owner and such other Persons as may be reasonably required by Mezzanine Lender, including a Non-Consolidation Opinion and opinions with respect to the continued enforceability of the Loan Documents (Mezzanine) and any other matters requested by Mezzanine Lender; (viii) Mezzanine Lender shall receive all documentation reasonably requested by Mezzanine Lender relating to the assumption of the Loan and the delivery of a replacement Recourse Guaranty (Mezzanine) and a replacement Environmental Indemnity (Mezzanine) from a guarantor that is acceptable to Mezzanine Lender in its sole and absolute discretion (and, upon receipt of such replacement Recourse Guaranty (Mezzanine) and Environmental Indemnity (Mezzanine), Mezzanine Lender shall release Guarantor from its obligations under the Recourse Guaranty (Mezzanine) and the Environmental Indemnity (Mezzanine)); and (ix) Mezzanine Lender shall receive payment of an assumption fee equal to one percent (1%) of the Principal Amount and all of its fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, actually incurred by Mezzanine Lender in connection with such assumption.

VIII.	INTEREST RATE CAP AGREEMENT

Section 8.1 Interest Rate Cap Agreement.

Prior to or contemporaneously with the Closing Date, Mezzanine Borrower shall have obtained, and thereafter maintain in effect, the Interest Rate Cap Agreement, which shall be coterminous with the Loan and have a notional amount which shall not at any time be less than the outstanding principal balance of the Loan. The Interest Rate Cap Agreement shall have a strike rate equal to the Strike Price. The notional amount of the Interest Rate Cap Agreement may be reduced from time to time in amounts equal to any prepayment of the principal of the Loan made in accordance with Section 4 of the Mezzanine Note.

Section 8.2 Pledge.

As security for the full and punctual payment and performance of the Obligations (Mezzanine) when due (whether upon stated maturity, by acceleration, early termination or otherwise), Mezzanine Borrower, as pledgor, hereby pledges, assigns, hypothecates, transfers and delivers to Mezzanine Lender and hereby grants to Mezzanine Lender a continuing first priority lien on and security interest in, to and under all of the following, whether now owned or hereafter acquired and whether now existing or hereafter arising (the Rate Cap Collateral): all of the right, title and interest of Mezzanine Borrower in and to (a) the Interest Rate Cap Agreement, (b) all payments due or to become due to Mezzanine Borrower in respect of the Interest Rate Cap Agreement or arising out of the Interest Rate Cap Agreement, whether as contractual obligations, damages or otherwise, and (c) all of Mezzanine Borrower’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Interest Rate Cap Agreement, in each case including all accessions and additions to, substitutions for and replacements, products and proceeds of any of the foregoing.

Section 8.3 Covenants.

(a) Mezzanine Borrower shall comply with all of its obligations under the terns and provisions of the Interest Rate Cap Agreement. All amounts paid by Counterparty under the Interest Rate Cap Agreement to Mezzanine Borrower or Mezzanine Lender shall be deposited immediately into the Mezzanine Account pursuant to Section 3.1. Subject to the terms hereof, provided no Event of Default has occurred and is continuing, Mezzanine Borrower shall be entitled to exercise all rights, powers and privileges of Mezzanine Borrower under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement and the other Rate Cap Collateral. Mezzanine Borrower shall take all actions reasonably requested by Mezzanine Lender to enforce Mezzanine Borrower’s rights under the Interest Rate Cap Agreement in the event of a default by Counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder.

(b) Mezzanine Borrower shall defend Mezzanine Lender’s right, title and interest in and to the Rate Cap Collateral pledged by Mezzanine Borrower pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.

(c) In the event of any downgrade, withdrawal or qualification of the rating of Counterparty such that it ceases to qualify as an Approved Counterparty, unless Counterparty posts collateral on terms acceptable to Mezzanine Lender or, following a Securitization, each Rating Agency, Mezzanine Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than twenty (20) Business Days following receipt of notice from Mezzanine Lender, Servicer or any other Person of such downgrade, withdrawal or qualification. In the event that Counterparty is downgraded to “AA-” or lower by S&P, “Aa3” or lower by Moody’s or “AA-” or lower by Fitch (if rated by Fitch), a Replacement Interest Rate Cap Agreement shall be required regardless of the posting of collateral.

(d) In the event that Mezzanine Borrower fails to purchase and deliver to Mezzanine Lender the Interest Rate Cap Agreement as and when required hereunder, Mezzanine Lender may purchase the Interest Rate Cap Agreement, and the reasonable, out-of-pocket cost incurred by Mezzanine Lender in purchasing the Interest Rate Cap Agreement shall be paid by Mezzanine Borrower or Mortgage Borrower to Mezzanine Lender with interest thereon at the Default Rate from the date such cost was incurred by Mezzanine Lender until such cost is paid by Mezzanine Borrower or Mortgage Borrower to Mezzanine Lender.

(e) Mezzanine Borrower shall not sell, assign or otherwise dispose of, or mortgage, pledge or grant a security interest in, any of the Rate Cap Collateral or any interest therein, and any sale, assignment, mortgage, pledge or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of Mezzanine Lender, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

(f) Mezzanine Borrower shall not (i) without the prior written consent of Mezzanine Lender, materially modify, amend or supplement the terms of the Interest Rate Cap Agreement, (ii) without the prior written consent of Mezzanine Lender, except in accordance with the terms of the Interest Rate Cap Agreement, cause the termination of the Interest Rate Cap Agreement prior to its stated maturity date, (iii) without the prior written consent of Mezzanine Lender, except as aforesaid, waive or release any obligation of Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) under the Interest Rate Cap Agreement, (iv) without the prior written consent of Mezzanine Lender, consent or agree to any act or omission to act on the part of Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement), which, without such consent or agreement, would constitute a default under the Interest Rate Cap Agreement, (v) fail to exercise promptly and diligently each and every material right which it may have under the Interest Rate Cap Agreement, (vi) take or intentionally omit to take any action or intentionally suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement or any defense by Counterparty (or any successor or substitute counterparty to the Interest Rate Cap Agreement) to payment, or (vii) fail to give prompt notice to Mezzanine Lender of any notice of default given by or to Mezzanine Borrower under or with respect to the Interest Rate Cap Agreement, together with a complete copy of such notice.

(g) In connection with an Interest Rate Cap Agreement, Mezzanine Borrower shall obtain and deliver to Mezzanine Lender an Opinion of Counsel from counsel (which counsel may be in-house counsel for Counterparty) for Counterparty upon which Mezzanine Lender and its successors and assigns may rely (the Counterparty Opinion), under New York law and, if Counterparty is a non-U.S. entity, the applicable foreign law, substantially in compliance with the requirements set forth in Exhibit F to the Loan Agreement (Mortgage) or in such other form approved by Mezzanine Lender.

Section 8.4 Powers of Mezzanine Borrower Prior to an Event of Default.

Subject to the provisions of Section 8.3(a), provided no Event of Default has occurred and is continuing, Mezzanine Borrower shall be entitled to exercise all rights, powers and privileges of Mezzanine Borrower under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement and the other Rate Cap Collateral.

Section 8.5 Representations and Warranties.

Mezzanine Borrower hereby covenants with, and represents and warrants to, Mezzanine Lender as follows:

(a) The Interest Rate Cap Agreement constitutes the legal, valid and binding obligation of Mezzanine Borrower, enforceable against Mezzanine Borrower in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) The Rate Cap Collateral is free and clear of all claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement and the other Loan Documents (Mezzanine), and Mezzanine Borrower has the right to pledge and grant a security interest in the same as herein provided without the consent of any other Person, other than any such consent that has been obtained and is in full force and effect.

(c) The Rate Cap Collateral has been duly and validly pledged hereunder. All consents and approvals required to be obtained by Mezzanine Borrower for the consummation of the transactions contemplated by this Agreement have been obtained.

(d) Giving effect to the aforesaid grant and assignment to Mezzanine Lender, Mezzanine Lender has, as of the date of this Agreement, and as to Rate Cap Collateral acquired from time to time after such date shall have, a valid, and upon proper filing, perfected and continuing first priority lien upon and security interest in the Rate Cap Collateral; provided that no representation or warranty is made with respect to the perfected status of the security interest of Mezzanine Lender in the proceeds of Rate Cap Collateral consisting of “cash proceeds” or “non-cash proceeds” as defined in the UCC except if, and to the extent, the provisions of Section 9-315 of the UCC shall be complied with.

(e) Except for financing statements filed or to be filed in favor of Mezzanine Lender as secured party, there are no financing statements under the UCC covering any or all of the Rate Cap Collateral, and Mezzanine Borrower shall not, without the prior written consent of Mezzanine Lender, until payment in full of all of the Obligations (Mezzanine), execute and file in any public office any enforceable financing statement or statements covering any or all of the Rate Cap Collateral, except financing statements filed or to be filed in favor of Mezzanine Lender as secured party.

Section 8.6 Payments.

If Mezzanine Borrower at any time shall be entitled to receive any payments with respect to the Interest Rate Cap Agreement, Mezzanine Borrower shall direct Counterparty that such amounts shall, immediately upon becoming payable to Mezzanine Borrower, be deposited by Counterparty into the Mezzanine Account.

Section 8.7 Remedies.

Subject to the provisions of the Interest Rate Cap Agreement, if an Event of Default shall occur and then be continuing:

(a) Mezzanine Lender, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the UCC, at any time and from time to time, sell, resell, assign and deliver, in its sole discretion, any or all of the Rate Cap Collateral (in one or more parcels and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Mezzanine Lender may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any “securities” constituting any part of the Rate Cap Collateral are being purchased for investment only, Mezzanine Borrower hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by the UCC and applicable law. If all or any of the Rate Cap Collateral is sold by Mezzanine Lender upon credit or for future delivery, Mezzanine Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Mezzanine Lender may resell such Rate Cap Collateral. It is expressly agreed that Mezzanine Lender may exercise its rights with respect to less than all of the Rate Cap Collateral, leaving unexercised its rights with respect to the remainder of the Rate Cap Collateral; provided, however, that such partial exercise shall in no way restrict or jeopardize Mezzanine Lender’s right to exercise its rights with respect to all or any other portion of the Rate Cap Collateral at a later time or times.

(b) Mezzanine Lender may exercise, either by itself or by its nominee or designee, in the name of Mezzanine Borrower, all of Mezzanine Lender’s rights, powers and remedies in respect of the Rate Cap Collateral, hereunder and under law.

(c) Mezzanine Borrower hereby irrevocably, in the name of Mezzanine Borrower or otherwise, authorizes and empowers Mezzanine Lender and assigns and transfers unto Mezzanine Lender, and constitutes and appoints Mezzanine Lender its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Mezzanine Borrower and in the name of Mezzanine Borrower, (i) to exercise and enforce every right, power, remedy, authority, option and privilege of Mezzanine Borrower under the Interest Rate Cap Agreement, including any power to subordinate or modify the Interest Rate Cap Agreement (but not, unless an Event of Default has occurred and is continuing and the Loan has been accelerated, the right to terminate or cancel the Interest Rate Cap Agreement), or to give any notices or to take any action resulting in such subordination, termination, cancellation or modification, and (ii) in order to more fully vest in Mezzanine Lender the rights and remedies provided for herein, to exercise all of the rights, remedies and powers granted to Mezzanine Lender in this Agreement, and Mezzanine Borrower further authorizes and empowers Mezzanine Lender, as Mezzanine Borrower’s attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Mezzanine Borrower and in the name of Mezzanine Borrower, to give any authorization, to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of Mezzanine Borrower which in the opinion of Mezzanine Lender may be necessary or appropriate to be given, furnished, made, exercised or taken under the Interest Rate Cap Agreement in order to comply therewith, to perform the conditions thereof, to prevent or remedy any default by Mezzanine Borrower thereunder or to enforce any of the rights of Mezzanine Borrower thereunder. These powers-of-attorney are irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by Mezzanine Borrower in respect of the Rate Cap Collateral to any other Person are hereby revoked.

(d) Mezzanine Lender may, without notice to or assent by Mezzanine Borrower or any other Person (to the extent permitted by law), but without affecting any of the Obligations (Mezzanine), in the name of Mezzanine Borrower or in the name of Mezzanine Lender, notify Counterparty or, if applicable, any other Counterparty to the Interest Rate Cap Agreement to: (i) make payment and performance directly to Mezzanine Lender; (ii) extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to Mezzanine Borrower or claims of Mezzanine Borrower under the Interest Rate Cap Agreement; (iii) file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Mezzanine Lender necessary or advisable for the purpose of collecting upon or enforcing the Interest Rate Cap Agreement; and (iv) execute any instrument and do all other things deemed necessary and proper by Mezzanine Lender to protect and preserve and realize upon the Rate Cap Collateral and the other rights contemplated hereby.

(e) Pursuant to the powers-of-attorney provided for above, Mezzanine Lender may take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof; provided, however, that Mezzanine Lender shall not be permitted to take any action pursuant to said powers-of-attorney that would conflict with any limitation on Mezzanine Lender’s rights with respect to the Rate Cap Collateral. Without limiting the generality of the foregoing, Mezzanine Lender, after the occurrence and during the continuance of an Event of Default, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Mezzanine Borrower representing (i) any payment of obligations owed pursuant to the Interest Rate Cap Agreement, (ii) interest accruing on any of the Rate Cap Collateral, or (iii) any other payment or distribution payable in respect of the Rate Cap Collateral or any part thereof, and for and in the name, place and stead of Mezzanine Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which is or may become a part of the Rate Cap Collateral hereunder.

(f) Mezzanine Lender may exercise all of the rights and remedies of a secured party under the UCC.

(g) Without limiting any other provision of this Agreement or any of Mezzanine Borrower’s rights hereunder, and without waiving or releasing Mezzanine Borrower from any obligation or default hereunder, Mezzanine Lender shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to protect the security of this Agreement, to cure such Event of Default or to cause any term, covenant, condition or obligation required under this Agreement or the Interest Rate Cap Agreement to be performed or observed by Mezzanine Borrower to be promptly performed or observed on behalf of Mezzanine Borrower. All amounts advanced by, or on behalf of, Mezzanine Lender in exercising its rights under this Section 8.7(g) (including, without limitation, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the Default Rate from the date of each such advance, shall be payable by Mezzanine Borrower to Mezzanine Lender upon demand and shall be secured by this Agreement.

Section 8.8 Sales of Rate Cap Collateral.

No demand, advertisement or notice, all of which are, to the fullest extent permitted by law, hereby expressly waived by Mezzanine Borrower, shall be required in connection with any sale or other disposition of all or any part of the Rate Cap Collateral, except that Mezzanine Lender shall give Mezzanine Borrower at least thirty (30) Business Days’ prior written notice of the time and place of any public sale or of the time when and the place where any private sale or other disposition is to be made, which notice Mezzanine Borrower hereby agrees is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, Mezzanine Lender shall not be obligated to make any sale of the Rate Cap Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Mezzanine Lender may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Rate Cap Collateral of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, Mezzanine Lender (or its nominee or designee) may purchase any or all of the Rate Cap Collateral being sold, free and discharged from any trusts, claims, equity or right of redemption of Mezzanine Borrower, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations (Mezzanine) in lieu of cash or any other obligations. In the case of all sales of the Rate Cap Collateral, public or private, Mezzanine Borrower shall pay all reasonable, out-of-pocket costs and expenses of every kind for sale or delivery, including brokers’ and attorneys’ fees and disbursements and any tax imposed thereon. However, the proceeds of sale of the Rate Cap Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, Mezzanine Lender shall apply any residue to the payment of the Obligations (Mezzanine) in the order of priority as set forth in Section 12.5.

Section 8.9 Public Sales Not Possible.

Mezzanine Borrower acknowledges that the terms of the Interest Rate Cap Agreement may prohibit public sales that the Rate Cap Collateral may not be of the type appropriately sold at public sales, and that such sales may be prohibited by law. In light of these considerations, Mezzanine Borrower agrees that private sales of the Rate Cap Collateral shall not be deemed to have been made in a commercially unreasonably manner by mere virtue of having been made privately.

Section 8.10 Receipt of Sale Proceeds.

Upon any sale of the Rate Cap Collateral by Mezzanine Lender hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise),

the receipt by Mezzanine Lender or the officer making the sale or the proceeds of such sale shall be a sufficient discharge to the purchaser or purchasers of the Rate Cap Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Mezzanine Lender or such officer or be answerable in any way for the misapplication or non application thereof.

Section 8.11 Replacement Interest Rate Cap Agreement.

If, in connection with Mezzanine Borrower’s exercise of any extension option pursuant to Section 5 of the Mezzanine Note, Mezzanine Borrower delivers a Replacement Interest Rate Cap Agreement, all the provisions of this Article VIII applicable to the Interest Rate Cap Agreement delivered on the Closing Date shall be applicable to the Replacement Interest Rate Cap Agreement.

IX.	ENVIRONMENTAL MATTERS

Section 9.1 Representations.

Mezzanine Borrower hereby represents and warrants that, except as set forth in the environmental reports and studies and property condition reports delivered to Mezzanine Lender (the Environmental Reports): (a) neither Mezzanine Borrower nor Mortgage Borrower has engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (b) to the best of Mezzanine Borrower’s knowledge, no tenant, occupant or user of the Property, or any other Person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (c) to the best of Mezzanine Borrower’s knowledge, no Hazardous Materials are presently constructed, deposited, stored or otherwise located on, under, in or about the Property, except in material compliance with Environmental Laws; (d) to the best of Mezzanine Borrower’s knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Mezzanine Borrower or Mortgage Borrower; and (e) to the best of Mezzanine Borrower’s knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Mezzanine Borrower or Mortgage Borrower.

Section 9.2 Compliance with Environmental Laws.

Subject to Mortgage Borrower’s right to contest under Section 7.3 of the Loan Agreement (Mortgage), Mezzanine Borrower covenants and agrees with Mezzanine Lender that it shall comply and shall cause Mortgage Borrower to comply in all material respects with all Environmental Laws. If, at any time prior to the repayment in full of the Obligations (Mezzanine), a Governmental Authority having jurisdiction over the Property requires remedial action to correct the presence of Hazardous Materials in, around or under the Property (an Environmental Event), Mezzanine Borrower shall deliver prompt notice of the occurrence of such Environmental Event to Mezzanine Lender. Within thirty (30) days after Mezzanine Borrower has knowledge of the occurrence of an Environmental Event, Mezzanine Borrower shall deliver to Mezzanine Lender an Officer’s Certificate (an Environmental Certificate) explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any. Mezzanine Borrower shall promptly provide Mezzanine Lender with copies of all notices which allege or identify any actual or potential violation or noncompliance received by or prepared by or for Mezzanine Borrower in connection with any Environmental Law. For purposes of this Section 9.2, the term “notice” shall mean any written summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials pertinent to compliance of the Property and Mezzanine Borrower with such Environmental Laws.

Section 9.3 Environmental Reports.

Upon the occurrence and during the continuance of an Environmental Event with respect to the Property or an Event of Default, Mezzanine Lender shall have the right to have its consultants perform a comprehensive environmental audit of the Property. Such audit shall be conducted by an environmental consultant chosen by Mezzanine Lender and may include a visual survey, a record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Property, an asbestos survey of the Property, which may include random sampling of the Improvements and air quality testing, and such further site assessments as Mezzanine Lender may reasonably require due to the results obtained from the foregoing. Mezzanine Borrower grants (and shall cause Mortgage Borrower to grant) to Mezzanine Lender, its agents, consultants and contractors, upon reasonable advance notice to Mortgage Borrower, the right to enter the Property as reasonable or appropriate for the circumstances for the purposes of performing such studies, and the reasonable cost of such studies shall be due and payable by Mezzanine Borrower to Mezzanine Lender (unless such Environmental Event was directly caused by Mezzanine Lender or its agents or representatives) upon demand and shall be secured by the Lien of this Agreement and the Pledge. Mezzanine Lender shall not unreasonably interfere with (and shall cause Mortgage Borrower not to unreasonably interfere with), and Mezzanine Lender shall direct the environmental consultant to use its commercially reasonable efforts not to hinder, Mortgage Borrower’s or any Tenant’s, other occupant’s or Manager’s operations at the Property when conducting such audit, sampling or inspections. By undertaking any of the measures identified in and pursuant to this Section 9.3, Mezzanine Lender shall not be deemed to be exercising any control over the operations of Mezzanine Borrower or Mortgage Borrower or the handling of any environmental matter or hazardous wastes or substances of Mezzanine Borrower or Mortgage Borrower for purposes of incurring or being subject to liability therefor.

Section 9.4 Environmental Indemnification.

Mezzanine Borrower shall protect, indemnify, save, defend and hold harmless the Indemnified Parties from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including reasonable attorneys’ fees and expenses) and any and all claims, suits and judgments which any Indemnified Party may suffer as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Property; (b) the violation of any Environmental Law in connection with the Property; (c) any release, spill or the presence of any Hazardous Materials affecting the Property; and (d) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, the Property of any Hazardous Materials, whether or not such condition was known or unknown to Mezzanine Borrower; provided that, in each case, Mezzanine Borrower shall be relieved of its obligation under this Section 9.4 if any of the matters referred to in clauses (a) through (d) above did not occur (but need not have been discovered) prior to the earlier of (i) foreclosure of the Pledge, (ii) the delivery by Mezzanine Borrower to Mezzanine Lender or its designee of a deed-in-lieu of foreclosure with respect to the Collateral, or (iii) Mezzanine Lender’s or its designee’s taking possession and control of the Collateral. If any such action or other proceeding shall be brought against Mezzanine Lender, upon written notice from Mezzanine Borrower to Mezzanine Lender (given reasonably promptly following Mezzanine Lender’s notice to Mezzanine Borrower of such action or proceeding), Mezzanine Borrower shall be entitled to assume the defense thereof, at Mezzanine Borrower’s expense, with counsel reasonably acceptable to Mezzanine Lender; provided, however, Mezzanine Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Mezzanine Lender a right to control such defense, which right Mezzanine Borrower expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Mezzanine Borrower’s expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Party and Mezzanine Borrower that would make such separate representation advisable. Mezzanine Borrower shall have no obligation to indemnify an Indemnified Party for damage or loss resulting from such Indemnified Party’s gross negligence or willful misconduct. In the event Mezzanine Borrower provides Mezzanine Lender with a secured creditor environmental insurance policy for the Property in form, substance, in an amount and with a deductible acceptable to Mezzanine Lender in its sole discretion, Mezzanine Lender agrees that it will release Mezzanine Borrower from the indemnification obligations provided in this Section 9.4 (to the extent insured by such environmental insurance policy).

Section 9.5 Recourse Nature of Certain Indemnifications.

Notwithstanding anything to the contrary provided in this Agreement or in any other Loan Document (Mezzanine), the indemnification provided in Section 9.4 shall be fully recourse to Mezzanine Borrower and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Liens created by this Agreement and the Pledge and/or the conveyance of title to the Collateral to Mezzanine Lender or any purchaser or designee in connection with a foreclosure of this Agreement and the Pledge or conveyance in lieu of foreclosure.

X.	ASSIGNMENTS AND PARTICIPATIONS

Section 10.1 Assignment and Acceptance.

Mezzanine Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement and the other Loan Documents (Mezzanine) (including, without limitation, all or a portion of the Mezzanine Note); provided that the parties to each such assignment shall execute and deliver to Mezzanine Lender, for its acceptance and recording in the Register, an Assignment and Acceptance. In addition, Mezzanine Lender may participate to one or more Persons all or any portion of its rights and obligations under this Agreement and the other Loan Documents (Mezzanine) (including without limitation, all or a portion of the Mezzanine Note) utilizing such documentation to evidence such participation and the parties’ respective rights thereunder as Mezzanine Lender, in its sole discretion, shall elect.

Section 10.2 Effect of Assignment and Acceptance.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of Mezzanine Lender, as the case may be, hereunder, and such assignee shall be deemed to have assumed such rights and obligations, including, without limitation, with respect to Mezzanine Borrower’s and its principals’ confidential information, and (b) Mezzanine Lender shall, to the extent that its rights and obligations hereunder have been assigned pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (Mezzanine) (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Mezzanine Lender’s rights and obligations under this Agreement and the other Loan Documents (Mezzanine), Mezzanine Lender shall cease to be a party hereto) accruing from and after the effective date of the Assignment and Acceptance, except with respect to (i) any payments made by Mezzanine Borrower to Mezzanine Lender pursuant to the terns of the Loan Documents (Mezzanine) prior to the effective date of the Assignment and Acceptance, and (ii) any letter of credit, cash deposit or other deposits or security (other than the Liens of this Agreement, the Pledge and the other Loan Documents (Mezzanine)) delivered to or for the benefit of or deposited with German American Capital Corporation, as Mezzanine Lender, for which German American Capital Corporation, as Mezzanine Lender, shall remain responsible for the proper disposition thereof until such items are delivered to a party who is qualified as an Approved Bank and agrees to hold the same in accordance with the terms and provisions of the agreement pursuant to which such items were deposited.

Section 10.3 Content.

By executing and delivering an Assignment and Acceptance, Mezzanine Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than as provided in such Assignment and Acceptance, Mezzanine Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents (Mezzanine) or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Documents (Mezzanine) or any other instrument or document furnished pursuant hereto or thereto; (b) Mezzanine Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Mezzanine Borrower or the performance or observance by Mezzanine Borrower of any of its obligations under any Loan Documents (Mezzanine) or any other instrument or document furnished pursuant thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon Mezzanine Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents (Mezzanine); (e) such assignee appoints and authorizes Mezzanine Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents (Mezzanine) as are delegated to Mezzanine Lender by the terms hereof together with such powers and discretion as are reasonably incidental thereto; and (f) such assignee agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of this Agreement and the other Loan Documents (Mezzanine) are required to be performed by Mezzanine Lender.

Section 10.4 Register.

Mezzanine Lender shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Mezzanine Lender and each assignee pursuant to this Article X and the principal amount of the Loan owing to each such assignee from time to time (the Register). The entries in the Register shall, with respect to such assignees, be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by Mezzanine Borrower or any assignee pursuant to this Article X at any reasonable time and from time to time upon reasonable prior written notice.

Section 10.5 Substitute Mezzanine Notes.

Upon its receipt of an Assignment and Acceptance executed by an assignee, together with any Mezzanine Note or Mezzanine Notes subject to such assignment, Mezzanine lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register, and (c) give prompt written notice thereof to Mezzanine Borrower. Within ten (10) Business Days after its receipt of such notice, Mezzanine Borrower, at Mezzanine Lender’s own expense, shall execute and deliver to Mezzanine Lender in exchange and substitution for the surrendered Mezzanine Note or Mezzanine Notes a new Mezzanine Note to the order of such assignee in an amount equal to the portion of the Loan assigned to it and a new Mezzanine Note to the order of Mezzanine Lender in an amount equal to the portion of the Loan retained by it hereunder. Such new Mezzanine Note or Mezzanine Notes shall be in an aggregate principal amount equal to the aggregate then outstanding principal amount of such surrendered Mezzanine Note or Mezzanine Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Mezzanine Note (modified, however, to the extent necessary so as not to impose duplicative or increased obligations on Mezzanine Borrower and to delete obligations previously satisfied by Mezzanine Borrower). Notwithstanding the provisions of this Article X, Mezzanine Borrower shall not be responsible or liable for any additional taxes, reserves, adjustments or other costs and expenses that are related to, or arise as a result of, any transfer of the Loan or any interest or participation therein that arise solely and exclusively from the transfer of the Loan or any interest or participation therein or from the execution of the new Mezzanine Note contemplated by this Section 10.5, including, without limitation, any mortgage tax. Mezzanine Lender and/or the assignees, as the case may be, shall from time to time designate one agent through which Mezzanine Borrower shall request all approvals and consents required or contemplated by this Agreement and on whose statements Mezzanine Borrower may rely and to whom all payments by Mezzanine Borrower with respect to the Loan shall be made on behalf of Mezzanine Lender and the assignees.

Section 10.6 Participations.

Each assignee pursuant to this Article X may sell participations to one or more Persons (other than Mezzanine Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (Mezzanine) (including, without limitation, all or a portion of the Mezzanine Note held by it); provided, however, that (a) such assignee’s obligations under this Agreement and the other Loan Documents (Mezzanine) shall remain unchanged, (b) such assignee shall remain solely responsible to the other parties hereto for the performance of such obligations, (c) such assignee shall remain the holder of any such Mezzanine Note for all purposes of this Agreement and the other Loan Documents (Mezzanine), and (d) Mezzanine Borrower, Mezzanine Lender and the assignees pursuant to this Article X shall continue to deal solely and directly with such assignee in connection with such assignee’s rights and obligations under this Agreement and the other Loan Documents (Mezzanine). In the event that more than one (1) party comprises Mezzanine Lender, Mezzanine Lender shall designate one party to act on the behalf of all parties comprising Mezzanine Lender in providing approvals and all other necessary consents under the Loan Documents (Mezzanine) and on whose statements Mezzanine Borrower may rely.

Section 10.7 Disclosure of Information.

Any assignee pursuant to this Article X may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article X, disclose to the assignee or participant or proposed assignee or participant any information relating to Mezzanine Borrower furnished to such assignee by or on behalf of Mezzanine Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of Mezzanine Borrower to preserve the confidentiality of any confidential information received by it.

Section 10.8 Security Interest in favor of Federal Reserve Bank.

Notwithstanding any other provision set forth in this Agreement or any other Loan Document (Mezzanine), any assignee pursuant to this Article X may at any time create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents (Mezzanine) (including, without limitation, the amounts owing to it and the Mezzanine Note or Mezzanine Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

XI.	ADDITIONAL RIGHTS; COSTS

Section 11.1 Certain Additional Rights of Mezzanine Lender.

Notwithstanding anything to the contrary which may be contained in this Agreement, Mezzanine Lender shall have (provided the exercise of any of the following rights is not prohibited by the Loan Documents (Mortgage)):

(a) the right, upon not less than fifteen (15) Business Days’ prior written notice to Mezzanine Borrower, to request and to hold a meeting, no more often than once during each fiscal year of Mezzanine Borrower, at Mezzanine Borrower’s office, with the manager and officers of Mezzanine Borrower, to discuss such significant business activities and business and financial developments of Mezzanine Borrower as are specified by Mezzanine Lender in writing in the request for such meeting;

(b) the right, in accordance with the terms of Section 11.1 of the Loan Agreement (Mortgage), to examine the books and records of Mezzanine Borrower;

(c) the right, in accordance with the terms of Section 11.2 of the Loan Agreement (Mortgage), to receive such financial data and information set forth therein;

(d) the right, without restricting any other rights of Mezzanine Lender under this Agreement (including any similar right), to restrict, during the continuance of a material Event of Default, Mezzanine Borrower’s payments of management, consulting, director or similar fees to Affiliates of Mezzanine Borrower (or their personnel);

(e) the right, without restricting any other rights of Mezzanine Lender under this Agreement (including any similar right), to approve any acquisition by Mezzanine Borrower of any other significant property (other than personal property required for the day to day operation of the Property);

(f) the right, in accordance with the Pledge, during the continuance of an Event of Default, to vote Mezzanine Borrower’s interests in Mortgage Borrower; and

(g) the right, in accordance with this Agreement and the Pledge, including, without limitation, the provisions of Article VII, to restrict the Transfer of interests in Mortgage Borrower, it being understood that no such restrictions can be made on such Transfers to the extent such Transfers are permitted by the terms hereof and the Pledge.

The rights described above may be exercised by Mezzanine Lender until the Principal Balance and all other Obligations (Mezzanine) hereunder have been repaid in full.

Section 11.2 Costs.

Mezzanine Lender shall reimburse Mezzanine Borrower for all out-of-pocket expenses incurred by Mezzanine Borrower in connection with Mezzanine Borrower’s compliance with the provisions of Section 11.1, unless Mezzanine Borrower would otherwise have incurred such costs pursuant to any other provision of this Agreement or the other Loan Documents (Mezzanine).

Section 11.3 Budget Approvals.

Mezzanine Borrower shall deliver to Mezzanine Lender the Annual Budget for Mezzanine Lender’s review and approval, which approval shall not be unreasonably withheld, at least sixty (60) days prior the end of each Fiscal Year, provided that Mezzanine Lender’s approval shall not be required for Capital Expenditure line items in the Annual Budget. Any such request for approval shall state in prominent boldfaced type that “YOUR RESPONSE TO THIS REQUEST FOR APPROVAL IS REQUIRED WITHIN FIVE (5) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS REQUEST.” In the event Mezzanine Lender fails to respond to such first request for approval, Mezzanine Borrower shall send Mezzanine Lender a second request for such approval, which second request shall state in prominent bold-faced type that “THIS IS A SECOND REQUEST FOR YOUR APPROVAL. YOUR RESPONSE TO THIS SECOND REQUEST FOR APPROVAL IS REQUIRED WITHIN FIVE (5) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS REQUEST. FAILURE TO RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS WILL BE DEEMED TO BE YOUR APPROVAL OF THE ANNUAL BUDGET REQUESTED IN THIS NOTICE.” In the event Mezzanine Lender fails to respond to a second request for approval that includes the notice required herein within five (5) Business Days after Mezzanine Lender’s receipt of such second request, such failure shall be deemed an approval of the Annual Budget for which the second request is delivered. To the extent a proposed Annual Budget is not approved or deemed approved by Mezzanine Lender with respect to any Individual Property on or prior to the first day of a Fiscal Year, then the Annual Budget applicable to such Individual Property for the prior Fiscal Year shall continue as the Annual Budget with respect to such Individual Property, subject only to variation for (i) increases in actual Operating Expense line items not to exceed 20% of the amount of such line item provided in the Annual Budget most recently approved by Mezzanine Lender for such Individual Property; (ii) actual increases in Impositions; and (iii) changes in Capital Expenditure line items with respect to such Individual Property, until a new Annual Budget is approved by Mezzanine Lender for such Individual Property. Except as provided in this Section, neither Mezzanine Borrower nor Manager shall change or modify the Annual Budget without first providing a copy to Mezzanine Lender for its review and approval.

XII.	DEFAULTS

Section 12.1 Events of Default.

(a) Each of the following events shall constitute an event of default hereunder (an Event of Default):

(i) if (A) the Indebtedness is not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest due under the Mezzanine Note is not paid in full on the applicable Payment Date, (C) any prepayment of principal due under this

Agreement or the Mezzanine Note is not paid when due, (D) the Liquidated Damages Amount is not paid when due, (E) any deposit to the Mezzanine Account required to be made by Mezzanine Borrower or Manager is not made on the required deposit date therefor; or (F) except as to any amount included in (A), (B), (C), (D) and (E) of this clause (i), any other amount payable pursuant to this Agreement, the Mezzanine Note or any other Loan Document (Mezzanine) is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document (Mezzanine), with such failure continuing for ten (10) Business Days after Mezzanine Lender delivers written notice thereof to Mezzanine Borrower;

(ii) subject to Section 3.1.6(b) of the Loan Agreement (Mortgage) with respect to funds held in the Sub-Accounts (as defined in the Loan Agreement (Mortgage)) and Mortgage Borrower’s right to contest as set forth in Section 7.3 of the Loan Agreement (Mortgage), if any of the Impositions or Other Charges are not paid prior to the imposition of any interest, penalty, charge or expense for the non-payment thereof;

(iii) subject to Section 3.1.6(b) of the Loan Agreement (Mortgage) with respect to funds held in the Sub-Accounts (as defined in the Loan Agreement (Mortgage)), if the insurance policies required by Section 6.1(a) hereof or Section 3(c) of the Security Instrument are not kept in full force and effect, or if certified copies or originals of any of such insurance policies are not delivered to Mezzanine Lender within thirty (30) days of the effective date of such insurance policies;

(iv) except as permitted by this Agreement, including without limitation, Article VII, in the event of (A) a breach by Mezzanine Borrower of Section 7.1, (B) any Lien or encumbrance on all or any portion of the Property (other than the Lien created by the Loan Documents (Mortgage)) or the Collateral (other than the Lien created by the Loan Documents (Mezzanine)), (C) any pledge, hypothecation, creation of a security interest in or other encumbrance of any direct or indirect legal, beneficial or equitable interest in Mortgage Borrower, Mezzanine Borrower, any other SPE Entity or Guarantor, or (D) the filing of a declaration of condominium with respect to the Property without Mezzanine Lender’s prior written consent;

(v) if any representation or warranty made by Mezzanine Borrower herein or by Mezzanine Borrower, Guarantor or any Affiliate of Mezzanine Borrower in any other Loan Document (Mezzanine), or in any report, certificate, financial statement or other instrument, agreement or document furnished to Mezzanine Lender, shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi) if Mezzanine Borrower, Mortgage Borrower, General Partner, any other SPE Entity or Guarantor shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Mezzanine Borrower, Mortgage Borrower, General Partner, any other SPE Entity or Guarantor or if Mezzanine Borrower, Mortgage Borrower, General Partner, any other SPE Entity or Guarantor shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to or acquiesced in by Mezzanine Borrower,

Mortgage Borrower, General Partner, any other SPE Entity or Guarantor, or if any proceeding for the dissolution or liquidation of Mezzanine Borrower, Mortgage Borrower, General Partner, any other SPE Entity or Guarantor shall be instituted; provided, such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mezzanine Borrower, Mortgage Borrower, General Partner, any other SPE Entity or Guarantor upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii) if Mezzanine Borrower, any other SPE Entity or Guarantor, as applicable, attempts to assign its rights under this Agreement or any of the other Loan Documents (Mezzanine) or any interest herein or therein in contravention of the Loan Documents (Mezzanine);

(ix) the occurrence of a Mortgage Default or Mortgage Event of Default;

(x) with respect to any term, covenant or provision set forth herein or any Loan Documents (Mezzanine) which specifically contains a notice requirement or grace period, if Mezzanine Borrower, any other SPE Entity or Guarantor shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xi) if any of the assumptions contained in the Non-Consolidation Opinion, in any Additional Non-Consolidation Opinion or in any other non-consolidation opinion delivered to Mezzanine Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material adverse respect;

(xii) if Mezzanine Borrower, having notified Mezzanine Lender of its election to extend the Maturity Date as set forth Section 5 of the Mezzanine Note, fails to deliver the Replacement Interest Rate Cap Agreement to Mezzanine Lender not later than one (1) Business Day prior to the first day of the extended term of the Loan, and Mezzanine Borrower has not prepaid the Loan pursuant to the terms of the Mezzanine Note prior to such first day of the extended term;

(xiii) if there shall be default under this Agreement or any of the other Loan Documents (Mezzanine) beyond any applicable cure periods contained in such documents, whether as to Mezzanine Borrower, any other SPE Entity, Guarantor or the Property;

(xiv) if Mezzanine Borrower shall fail to comply with any covenants set forth in Article V with such failure continuing for ten (10) Business Days after Mezzanine Lender delivers written notice thereof to Mezzanine Borrower;

(xv) if Mezzanine Borrower shall fail to comply with any covenants set forth in Article IX with such failure continuing for ten (10) Business Days after Mezzanine Lender delivers written notice thereof to Mezzanine Borrower;

(xvi) if Mezzanine Borrower shall fail to deposit any sums required to be deposited by Mezzanine Borrower or Manager in the Mezzanine Account pursuant to Section 3.1.5 when due;

(xvii) if this Agreement or any other Loan Document (Mezzanine) or any Lien granted hereunder or thereunder, in whole or in part, shall terminate or shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Mezzanine Borrower or Guarantor, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien (except in any of the foregoing cases in accordance with the terms hereof or under another Loan Document (Mezzanine) by reason of any affirmative act of Mezzanine Lender);

(xviii) if Guarantor denies in writing that Guarantor has any liability or obligations under the Recourse Guaranty (Mezzanine) or shall notify Mezzanine Lender in writing of Guarantor’s intention to attempt to cancel or terminate the Recourse Guaranty (Mezzanine) or shall fail to observe or comply with any term, covenant, condition or agreement under the Recourse Guaranty (Mezzanine) (after the expiration of any applicable notice and cure period);

(xix) if Mezzanine Borrower allows Mortgage Borrower to enter into a Prohibited Mortgage Loan Amendment without the prior written consent of Mezzanine Lender; or

(xx) if Mezzanine Borrower, any other SPE Entity or Guarantor shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or of any Loan Document (Mezzanine) not specified in subsections (i) to (xix) above for thirty (30) days after notice from Mezzanine Lender; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Mezzanine Borrower, any other SPE Entity or Guarantor shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Mezzanine Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

(b) Unless waived in writing by Mezzanine Lender, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (a)(vi), (vii) or (viii) above), Mezzanine Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents (Mezzanine) or at law or in equity, take such action that Mezzanine Lender deems advisable to protect and enforce its rights against Mezzanine Borrower and in the Collateral, including, without limitation, (i) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Mezzanine Borrower under the Loan Documents (Mezzanine), (ii) collecting interest on the Principal Amount at the Default Rate whether or not Mezzanine Lender elects to accelerate the Mezzanine Note, and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents (Mezzanine) against Mezzanine Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (a)(vi), (vii) or (viii) above, the

Indebtedness and all other obligations of Mezzanine Borrower hereunder and under the other Loan Documents (Mezzanine) shall immediately and automatically become due and payable, without notice or demand, and Mezzanine Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document (Mezzanine) to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Mezzanine Lender of its right to pursue any other remedies available to it under this Agreement, the Pledge or any other Loan Document (Mezzanine). Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Mezzanine Lender in the Loan Documents (Mezzanine).

(c) Upon the occurrence of an Event of Default pursuant to Section 12.1(a)(ix), Mezzanine Borrower shall cause Mortgage Borrower to deliver to Mezzanine Lender within five (5) Business Days after the first to occur of (1) receipt by Mortgage Borrower of notice of such Mortgage Default or Mortgage Event of Default from Mortgage Lender, or (ii) the date Mortgage Borrower obtains actual knowledge of the occurrence of such Mortgage Default or Mortgage Event of Default, a detailed description of the actions to be taken by Mortgage Borrower to cure such Mortgage Default or Mortgage Event of Default and the dates by which each such action shall occur. Such schedule shall be subject to the approval of Mezzanine Lender. Mezzanine Borrower shall cause Mortgage Borrower to take all such actions as are necessary to cure such Mortgage Default or Mortgage Event of Default by the date approved by Mezzanine Lender and shall deliver to Mezzanine Lender not less frequently than weekly thereafter written updates concerning the status of Mortgage Borrower’s efforts to cure such Mortgage Default or Mortgage Event of Default. Mezzanine Lender shall have the right, but not the obligation, to pay any sums or to take any action which Mezzanine Lender deems necessary or advisable to cure any default or alleged default under the Loan Documents (Mortgage) (whether or not Mortgage Borrower is undertaking efforts to cure such default), and such payment or such action is hereby authorized by Mezzanine Borrower, and any sum so paid and any expense incurred by Mezzanine Lender in taking any such action shall be evidenced by this Agreement and secured by this Agreement and the Pledge and shall be immediately due and payable by Mezzanine Borrower to Mezzanine Lender with interest at the Default Rate until paid. Mezzanine Borrower shall cause Mortgage Borrower to permit Mezzanine Lender to enter upon the Property for the purpose of curing any default or alleged default under the Loan Documents (Mortgage) or hereunder. Mezzanine Borrower hereby transfers and assigns any excess proceeds arising from any foreclosure or sale under power pursuant to the Loan Documents (Mortgage) or any instrument evidencing the indebtedness secured thereby, and Mezzanine Borrower hereby authorizes and directs the holder or holders of the Loan Documents (Mortgage) to pay such excess proceeds directly to Mezzanine Lender up to the amount of the Obligations (Mezzanine).

Section 12.2 Remedies.

(a) Unless waived in writing by Mezzanine Lender, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Mezzanine Lender against Mezzanine Borrower and Guarantor under this Agreement or any of the other Loan Documents (Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower or Guarantor or at law or in equity may be exercised by Mezzanine Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Mezzanine Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents (Mezzanine) with respect to the Collateral. Any such actions taken by Mezzanine Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Mezzanine Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Mezzanine Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents (Mezzanine). Without limiting the generality of the foregoing, Mezzanine Borrower agrees that if an Event of Default is continuing, unless otherwise required by applicable law (i) Mezzanine Lender shall not be subject to any one action or election of remedies law or rule, and (ii) all liens and other rights, remedies or privileges provided to Mezzanine Lender shall remain in full force and effect until Mezzanine Lender has exhausted all of its remedies against the Collateral, this Agreement and the Pledge have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.

(b) Upon the occurrence and during the continuance of any Event of Default, Mezzanine Lender may, but without any obligation to do so and without notice to or demand on Mezzanine Borrower and without releasing Mezzanine Borrower from any obligation hereunder, take any action to cure such Event of Default. Mezzanine Lender may appear in, defend or bring any action or proceeding to protect its interests in the Collateral, to foreclose its security interest under this Agreement and the Pledge or under any of the other Loan Documents (Mezzanine) or to collect the Indebtedness.

(c) Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral (Mezzanine), the Mezzanine Lender may:

(i) without notice to Mezzanine Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral (Mezzanine) against the Obligations (Mezzanine), Operating Expenses and/or Capital Expenditures for the Property or any part thereof;

(ii) in Mezzanine Lender’s sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement and/or as a secured party under the UCC;

(iii) demand, collect, take possession of or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (Mezzanine) (or any portion thereof) as Mezzanine Lender may determine in its sole discretion; and

(iv) take all other actions provided in, or contemplated by, this Agreement.

(d) With respect to Mezzanine Borrower, the Account Collateral (Mezzanine), the Rate Cap Collateral and the Collateral, nothing contained herein or in any other Loan

Document (Mezzanine) shall be construed as requiring Mezzanine Lender to resort to the Collateral for the satisfaction of any of the Indebtedness, and Mezzanine Lender may seek satisfaction out of the Collateral or any part thereof in its absolute discretion in respect of the Indebtedness. In addition, Mezzanine Lender shall have the right from time to time to partially foreclose this Agreement and the Pledge in any manner and for any amounts secured by this Agreement or the Pledge then due and payable as determined by Mezzanine Lender in its sole discretion including, without limitation, the following circumstances (i) in the event Mezzanine Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal or interest, Mezzanine Lender may foreclose this Agreement and the Pledge to recover such delinquent payments, or (ii) in the event Mezzanine Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Mezzanine Lender may foreclose this Agreement and the Pledge to recover so much of the principal balance of the Loan as Mezzanine Lender may accelerate and such other sums secured by this Agreement or the Pledge as Mezzanine Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to this Agreement and the Pledge to secure payment of sums secured by this Agreement and the Pledge and not previously recovered.

Section 12.3 Remedies Cumulative: Waivers.

The rights, powers and remedies of Mezzanine Lender under this Agreement and the Loan Documents (Mezzanine) shall be cumulative and not exclusive of any other right, power or remedy which Mezzanine Lender may have against Mezzanine Borrower pursuant to this Agreement or the other Loan Documents (Mezzanine) or existing at law or in equity or otherwise. Mezzanine Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Mezzanine Lender may determine in Mezzanine Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Mezzanine Borrower or Guarantor shall not be construed to be a waiver of any subsequent Default or Event of Default by Mezzanine Borrower or Guarantor or to impair any remedy, right or power consequent thereon.

Section 12.4 Costs of Collection.

In the event that after an Event of Default: (a) the Mezzanine Note or any of the Loan Documents (Mezzanine) is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (b) an attorney is retained to represent Mezzanine Lender in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement, the Mezzanine Note or any of the Loan Documents (Mezzanine); or (c) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Pledge or any of the Loan Documents (Mezzanine), then Mezzanine Borrower shall pay to Mezzanine Lender all reasonable attorney’s fees, costs and expenses actually incurred in connection therewith as the prevailing party, including costs of appeal, together with interest on any judgment obtained by Mezzanine Lender at the Default Rate (collectively, Enforcement Costs).

Section 12.5 Distribution of Collateral Proceeds.

In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents (Mezzanine), or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of, Mezzanine Lender for or in respect of all reasonable, out-of-pocket costs and expenses which shall have been incurred by Mezzanine Lender to protect or preserve the Collateral or in connection with the collection of such monies by Mezzanine Lender (including, without limitation, Enforcement Costs) for the exercise, protection or enforcement by Mezzanine Lender of all or any of the rights, remedies, powers and privileges of Mezzanine Lender under this Agreement or any of the other Loan Documents (Mezzanine) or in respect of the Collateral or in support of any provision of adequate indemnity to Mezzanine Lender against any taxes or liens which by law shall have, or may have, priority over the rights of Mezzanine Lender to such monies;

(b) Second, to all other Obligations (Mezzanine) in such order or preference as Mezzanine Lender shall determine in its sole and absolute discretion;

(c) Third, the excess, if any, shall be returned to Mezzanine Borrower or to such other Persons as are entitled thereto.

XIII.	SPECIAL PROVISIONS

Section 13.1 Exculpation.

13.1.1 Exculpated Parties.

Except as set forth in this Section 13.1, the Recourse Guaranty (Mezzanine) and the Environmental Indemnity (Mezzanine), no personal liability shall be asserted, sought or obtained by Mezzanine Lender or enforceable against (a) Mezzanine Borrower, (b) any Affiliate of Mezzanine Borrower, (c) any Person owning, directly or indirectly, any legal or beneficial interest in Mezzanine Borrower or any Affiliate of Mezzanine Borrower, or (d) any direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (a) through (c) above (collectively, the Exculpated Parties), and none of the Exculpated Parties shall have any personal liability (whether by suit, deficiency judgment or otherwise) in respect of the Obligations (Mezzanine), this Agreement, the Pledge, the Mezzanine Note, the Collateral or any other Loan Document (Mezzanine), or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Mezzanine Lender. The foregoing limitation shall not in any way limit or affect Mezzanine Lender’s right to any of the following and Mezzanine Lender shall not be deemed to have waived any of the following:

(a) Foreclosure of the lien of this Agreement and the Pledge in accordance with the terms and provisions set forth herein and in the Pledge;

(b) Action against any other security at any time given to secure the payment of the Mezzanine Note and the Obligations (Mezzanine);

(c) Exercise of any other remedy set forth in this Agreement or in any other Loan Document (Mezzanine) which is not inconsistent with the terms of this Section 13.1;

(d) Any right which Mezzanine Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by this Agreement and the Pledge or to require that all Collateral shall continue to secure all of the Indebtedness owing to Mezzanine Lender in accordance with the Loan Documents (Mezzanine); or

(e) The liability of any given Exculpated Party with respect to any separate written guaranty or agreement given by any such Exculpated Party in connection with the Loan (including, without limitation, the Recourse Guaranty (Mezzanine) and the Environmental Indemnity (Mezzanine)).

13.1.2 Carveouts From Non-Recourse Limitations.

Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents (Mezzanine) to the contrary, there shall at no time be any limitation on Mezzanine Borrower’s or Guarantor’s liability for the payment, in accordance with the terms of this Agreement, the Mezzanine Note, the Pledge and the other Loan Documents (Mezzanine), to Mezzanine Lender for:

(a) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of the fraudulent acts of Mezzanine Borrower or any Affiliate of Mezzanine Borrower;

(b) Proceeds which Mortgage Borrower, any Affiliate of Mortgage Borrower, Mezzanine Borrower or any Affiliate of Mezzanine Borrower has received and to which Mezzanine Lender is entitled pursuant to the terms of this Agreement or any of the Loan Documents (Mezzanine), to the extent the same have not been applied toward payment of the Indebtedness or used for the repair or replacement of the Property in accordance with the Loan Agreement (Mortgage) or this Agreement or otherwise delivered to Mortgage Lender or Mezzanine Lender;

(c) all loss, damage, cost or expense incurred by Mezzanine Lender and arising from any intentional misrepresentation of Mortgage Borrower, Mezzanine Borrower or any Affiliate of Mezzanine Borrower;

(d) any misappropriation of Rents or security deposits by Mortgage Borrower, any Affiliate of Mortgage Borrower, Mezzanine Borrower or any Affiliate of Mezzanine Borrower;

(e) any loss, damage, cost or expense incurred by Mezzanine Lender by reason of all or any part of the Property or the Collateral being encumbered by a Lien in violation of the Loan Documents (Mezzanine) (unless caused by Mortgage Lender’s failure to apply funds held in the Tax Reserve Account (as defined in the Loan Agreement (Mortgage) pursuant to Section 16.1 of the Loan Agreement (Mortgage));

(f) after the occurrence and during the continuance of an Event of Default by Mezzanine Borrower hereunder or under any other Loan Document (Mezzanine), any Rents, issues, profits and/or income collected by Mortgage Borrower, Mezzanine Borrower or any Affiliate of Mezzanine Borrower other than Rent sent to the Collection Account pursuant to the Loan Agreement (Mortgage) (and not paid directly to Mortgage Lender pursuant to any notice of direction delivered to Tenants) and not delivered to Mezzanine Lender, applied to payment of the Obligations or used to pay normal and verifiable Operating Expenses of the Property or otherwise applied in a manner permitted under the Loan Documents (Mortgage) and Loan Documents (Mezzanine);

(g) physical damage to the Property from intentional waste committed by Mortgage Borrower, any Affiliate of Mortgage Borrower, Mezzanine Borrower or any Affiliate of Mezzanine Borrower;

(h) any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, causes of action, suits, claims, demands and adjustments of any nature or description whatsoever) which may at any time be imposed upon, incurred by or awarded against Mezzanine Lender, in the event (and arising out of such circumstances) that (i) Mezzanine Borrower should raise any defense, counterclaim and/or allegation in any foreclosure action by Mezzanine Lender relative to the Property, the Collateral or any part thereof which is found by a court to have been raised by Mezzanine Borrower in bad faith, (ii) an involuntary case is commenced against Mezzanine Borrower under the Bankruptcy Code with the collusion of Mezzanine Borrower or any of its Affiliates, or (iii) an order for relief is entered with respect to Mezzanine Borrower under the Bankruptcy Code through the actions of Mezzanine Borrower or any of its Affiliates at a time when Mezzanine Borrower is able to pay its debts as they become due, unless Mezzanine Borrower and Guarantor shall have received an opinion of independent counsel that Mezzanine Borrower has a fiduciary duty to seek such an order for relief; and

(i) reasonable attorney’s fees and expenses incurred by Mezzanine Lender in connection with any successful suit filed on account of any of the foregoing clauses (a) through (h).

XIV.	MISCELLANEOUS

Section 14.1 Survival.

This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Mezzanine Lender of the Loan and the execution and delivery to Mezzanine Lender of the Mezzanine Note and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents (Mezzanine). Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Mezzanine Borrower, shall inure to the benefit of the successors and assigns of Mezzanine Lender. If Mezzanine Borrower consists of more than one person, the obligations and liabilities of each such person hereunder and under the other Loan Documents (Mezzanine) shall be joint and several.

Section 14.2 Mezzanine Lender’s Discretion.

Whenever pursuant to this Agreement Mezzanine Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mezzanine Lender, the decision of Mezzanine Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Mezzanine Lender and shall be final and conclusive.

Section 14.3 Governing Law.

(A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY MEZZANINE LENDER AND ACCEPTED BY MEZZANINE BORROWER IN THE STATE OF NEW YORK WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS (MEZZANINE) ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF THE FULLEST EXTENT PERMITTED BY LAW, MEZZANINE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE MEZZANINE NOTE AND THE OTHER LOAN DOCUMENTS (MEZZANINE), AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MEZZANINE LENDER OR MEZZANINE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT MEZZANINE LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND MEZZANINE BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MEZZANINE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MEZZANINE BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

80 STATE STREET

ALBANY, NEW YORK 12207-2543

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO MEZZANINE BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON MEZZANINE BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. MEZZANINE BORROWER (I) SHALL GIVE PROMPT NOTICE TO MEZZANINE LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 14.4 Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Mezzanine Note or any other Loan Document (Mezzanine), or consent to any departure by Mezzanine Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Mezzanine Borrower shall entitle Mezzanine Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 14.5 Delay Not a Waiver.

Neither any failure nor any delay on the part of Mezzanine Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder or under the Mezzanine Note or under any other Loan Document (Mezzanine), or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Mezzanine Note or any other Loan Document (Mezzanine), Mezzanine Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Mezzanine Note or the other Loan Documents (Mezzanine) or to declare a default for failure to effect prompt payment of any such other amount.

Section 14.6 Notices.

All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (Mezzanine) shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 14.6):

If to Mezzanine Lender:	German American Capital Corporation 60 Wall Street, 10th Floor New York, New York 10005 Attention: Michael Hart and General Counsel Telephone: 212-250-5000 Facsimile: 212-797-4487

With a copy to:	GEMSA Loan Services, LP 1500 CityWest, Suite 200 Houston, Texas 77042 Attention: Kurt Tuthill Telephone: 713-458-7408 Facsimile: 713-458-7503

With a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Attention: Harvey R. Uris, Esq. Telephone: 212-735-3000 Facsimile: 917-777-2212

If to Mezzanine Borrower:

Global Marsh Member, LLC and Global Marsh Limited

Partner, LLC

c/o GI Partners

2730 Sand Hill Road, Suite 280

Menlo Park, California 94025

Attention: Mr. Richard Magnuson and Mr. Michael Foust

Telephone: 650-233-3610

Facsimile: 650-233-3601

With a copy to:	Paul, Hastings, Janofsky & Walker LLP 1055 Washington Boulevard Stamford, Connecticut 06901 Attention: David E. Rabin, Esq. Telephone: 203-961-7409 Facsimile: 203-674-7609

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, or (iii) three (3) Business Days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request or demand sent.

Section 14.7 TRIAL BY JURY.

EACH OF MEZZANINE BORROWER AND MEZZANINE LENDER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, THE PLEDGE, THE MEZZANINE NOTE OR ANY OTHER LOAN DOCUMENT (MEZZANINE), INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE PLEDGE, THE MEZZANINE NOTE OR ANY OTHER LOAN DOCUMENT (MEZZANINE) (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; AND EACH OF MEZZANINE BORROWER AND MEZZANINE LENDER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14.7 MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. EACH OF MEZZANINE BORROWER AND MEZZANINE LENDER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF

THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

Section 14.8 Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 14.9 Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 14.10 Preferences.

To the extent Mezzanine Borrower makes a payment or payments to Mezzanine Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Mezzanine Lender.

Section 14.11 Waiver of Notice.

Mezzanine Borrower shall not be entitled to any notices of any nature whatsoever from Mezzanine Lender except with respect to matters for which this Agreement or the other Loan Documents (Mezzanine) specifically and expressly provide for the giving of notice by Mezzanine Lender to Mezzanine Borrower and except with respect to matters for which Mezzanine Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Mezzanine Borrower hereby expressly waives the right to receive any notice from Mezzanine Lender with respect to any matter for which this Agreement or the other Loan Documents (Mezzanine) do not specifically and expressly provide for the giving of notice by Mezzanine Lender to Mezzanine Borrower.

Section 14.12 Expenses; Indemnity.

(a) Except as otherwise expressly provided herein, Mezzanine Borrower covenants and agrees to pay or, if Mezzanine Borrower fails to pay, to reimburse, Mezzanine Lender upon receipt of written notice from Mezzanine Lender for all reasonable, out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by

Mezzanine Lender in connection with: (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents (Mezzanine) and the consummation of the transactions contemplated hereby and thereby and all costs of furnishing all opinions by counsel for Mezzanine Borrower (including, without limitation, any opinions requested by Mezzanine Lender pursuant to this Agreement); (ii) Mezzanine Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents (Mezzanine) on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents (Mezzanine) and any other documents or matters as required herein or under the other Loan Documents (Mezzanine); (iv) securing Mezzanine Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (v) the filing and recording fees and expenses, mortgage recording taxes, title insurance and reasonable fees and expenses of counsel for providing to Mezzanine Lender all required legal opinions and other similar expenses incurred in creating and perfecting the Lien in favor of Mezzanine Lender pursuant to this Agreement and the other Loan Documents (Mezzanine); (vi) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Mezzanine Borrower, this Agreement, the other Loan Documents (Mezzanine), the Property or any other security given for the Loan;(vii) enforcing any obligations of or collecting any payments due from Mezzanine Borrower under this Agreement, the other Loan Documents (Mezzanine) or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work-out or of any insolvency or bankruptcy proceedings; and (viii) procuring insurance policies pursuant to Section 6; provided, however, that Mezzanine Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise (A) by reason of the gross negligence, illegal acts, fraud or willful misconduct of Mezzanine Lender, or (B) in connection with a Securitization, other than the Mezzanine Borrower’s internal administrative costs and up to $5,000 for Mezzanine Borrower’s external legal costs. Any cost and expenses due and payable to Mezzanine Lender may be paid from any amounts in the Mezzanine Account.

(b) Subject to the non-recourse provisions of Section 13.1, Mezzanine Borrower shall protect, indemnify and save harmless Mezzanine Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the Indemnified Parties), from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys’ fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties, the Collateral or the Property, or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent Proceeds payable on account of the following shall be inadequate), it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Mezzanine Lender or its designee of a deed-in-lieu of foreclosure with respect to the Collateral or foreclosure of the Pledge, or (ii) an Indemnified Party or its designee taking possession or control of the Property, except to the extent caused by the actual willful misconduct or gross negligence of the Indemnified Parties: (1) ownership of Mezzanine Borrower’s interest in the Property, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Property or any appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property or appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Mezzanine Lender, any claim the insurance as to which is inadequate and any Environmental Claim, (4) any Default under this Agreement or any of the other Loan Documents (Mezzanine) or any failure on the part of Mezzanine Borrower to perform or comply or to cause Mortgage Borrower to perform or comply with any of the terms of any Lease or REA within the applicable notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (6) any negligence or tortuous act or omission on the part of Mezzanine Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in Section 7.3 of the Loan Agreement (Mortgage), (8) any obligation or undertaking relating to the performance or discharge of any of the terns, covenants and conditions of the landlord contained in the Leases, or (9) the presence at, in or under the Property or the Improvements of any Hazardous Materials in violation of any Environmental Law. Any amounts the Indemnified Parties are legally entitled to receive under this Section 14.12(b) which are not paid within fifteen (15) Business Days after written demand therefor by the Indemnified Parties or Mezzanine Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by this Agreement and the Pledge. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Mezzanine Borrower shall at Mezzanine Borrower’s expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Mezzanine Borrower’s reasonable expense for the insurer of the liability or by counsel designated by Mezzanine Borrower (unless reasonably disapproved by Mezzanine Lender promptly after Mezzanine Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Mezzanine Lender (or any Indemnified Party) to appoint its own counsel at Mezzanine Borrower’s expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Mezzanine Lender and Mezzanine Borrower that would make such separate representation advisable; provided further that if Mezzanine Lender shall have appointed separate counsel pursuant to the foregoing, Mezzanine Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Mezzanine Lender a conflict or potential conflict exists between such Indemnified Party and Mezzanine Lender. So long as Mezzanine Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Mezzanine Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Mezzanine Borrower’s consent, which shall not be unreasonably withheld or delayed, and claim the benefit of this Section 14.12 with respect to such action, suit or proceeding, and Mezzanine Lender agrees that it will not settle any such action, suit or proceeding without the consent of Mezzanine Borrower; provided, however, that if Mezzanine Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Mezzanine Lender has provided Mezzanine Borrower with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of applicable law, an opportunity to correct such determination, Mezzanine Lender may settle such action, suit or proceeding and claim the benefit of this Section 19.12 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Mezzanine Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without prior notice to Mezzanine Borrower and, to the extent Mezzanine Borrower has provided Mezzanine Lender with collateral and security reasonably acceptable to Mezzanine Lender with respect to such indemnification obligations, without Mezzanine Borrower’s prior consent.

Section 14.13 Exhibits and Schedules Incorporated.

The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 14.14 Offsets, Counterclaims and Defenses.

Any assignee of Mezzanine Lender’s interest in and to this Agreement, the Mezzanine Note and the other Loan Documents (Mezzanine) shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Mezzanine Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Mezzanine Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mezzanine Borrower.

Section 14.15 Liability of Assignees of Mezzanine Lender.

No assignee of Mezzanine Lender shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document (Mezzanine) or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Mezzanine Lender hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject any different than the liability of Mezzanine Lender hereunder. The limitation of liability provided in this Section 14.15 is (a) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (b) shall not apply to any assignee’s gross negligence or willful misconduct.

Section 14.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Mezzanine Borrower and Mezzanine Lender intend that the relationships created hereunder and under the other Loan Documents (Mezzanine) be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-

in-common or joint tenancy relationship between Mezzanine Borrower and Mezzanine Lender nor to grant Mezzanine Lender any interest in the Property other than that of mezzanine lender.

(b) This Agreement and the other Loan Documents (Mezzanine) are solely for the benefit of Mezzanine Lender and Mezzanine Borrower, and nothing contained in this Agreement or the other Loan Documents (Mezzanine) shall be deemed to confer upon anyone other than Mezzanine Lender and Mezzanine Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Mezzanine Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Mezzanine Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Mezzanine Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Mezzanine Lender if, in Mezzanine Lender’s sole discretion, Mezzanine Lender deems it advisable or desirable to do so.

Section 14.17 Publicity.

All news releases, publicity or advertising by Mezzanine Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents (Mezzanine) or the financing evidenced by the Loan Documents (Mezzanine), to Mezzanine Lender, or any of its Affiliates shall be subject to the prior written approval of Mezzanine Lender.

Section 14.18 Waiver of Marshaling of Assets.

To the fullest extent permitted by law, Mezzanine Borrower, for itself and its successors and assigns, waives all rights to a marshaling of the assets of Mezzanine Borrower, Mezzanine Borrower’s members and others with interests in Mezzanine Borrower and of the Collateral and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents or any other matters whatsoever to defeat, reduce or affect the right of Mezzanine Lender under the Loan Documents (Mezzanine) to a sale of the Collateral for the collection of the Indebtedness without any prior or different resort for collection or of the right of Mezzanine Lender to the payment of the Indebtedness out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

Section 14.19 Waiver of Counterclaim and other Actions.

Mezzanine Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Mezzanine Lender in connection with this Agreement, the Mezzanine Note, the Pledge or any Loan Document (Mezzanine), any and every right it may have to (a) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Mezzanine Lender relating to this Agreement, the Mezzanine Note, the Pledge or any Loan Document (Mezzanine)

and cannot be maintained in a separate action), and (b) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

Section 14.20 Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents (Mezzanine), the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents (Mezzanine) and that such Loan Documents (Mezzanine) shall not be subject to the principle of construing their meaning against the party which drafted same. Mezzanine Borrower acknowledges that, with respect to the Loan, Mezzanine Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Mezzanine Lender or any parent, subsidiary or Affiliate of Mezzanine Lender. Mezzanine Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents (Mezzanine) or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Mezzanine Lender of any equity interest any of them may acquire in Mezzanine Borrower, and Mezzanine Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Mezzanine Lender’s exercise of any such rights or remedies. Mezzanine Borrower acknowledges that Mezzanine Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Mezzanine Borrower or its Affiliates.

Section 14.21 Prior Agreements.

This Agreement and the other Loan Documents (Mezzanine) contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents (Mezzanine) and, unless specifically set forth in a writing contemporaneous herewith, the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

Section 14.22 Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 14.23 Notice of Certain Occurrences.

In addition to all other notices required to be given by Mezzanine Borrower hereunder, Mezzanine Borrower shall give notice to Mezzanine Lender promptly upon the occurrence of: (a) any Default of which Mezzanine Borrower is aware; (b) any litigation or proceeding affecting Mezzanine Borrower, Mortgage Borrower or the Property or any part thereof in which the amount involved is $1,000,000 (in the aggregate) or more and not covered by insurance or in which injunctive or similar relief is sought and likely to be obtained; and (c) a material adverse change in the business, operations, property or financial condition of Mezzanine Borrower, Mortgage Borrower or the Property.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

MEZZANINE BORROWER:

GLOBAL MARSH MEMBER, LLC, a Delaware limited liability company

By:	Global Innovation Partners, LLC, a Delaware limited liability company, its member

	By:	Global Innovation Manager, LLC, a Delaware limited liability company, its manager

By:
		Name:	Michael Foust
		Title:	Authorized Signatory

GLOBAL MARSH LIMITED PARTNER, LLC, a Delaware limited liability company

By:	Global Marsh Member, LLC, a Delaware limited liability company, its member

	By:	Global Innovation Partners, LLC, a Delaware limited liability company, its member

		By:	Global Innovation Manager, LLC, a Delaware limited liability company, its manager

By:
			Name:	Michael F. Foust
			Title:	Authorized Signatory

LENDER:

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:
	Name:	Donald S. Balanger
	Title:	Vice President

By:
	Name:	Todd Sahrawn
	Title:	Vice President

Lender’s Signature Page